Exhibit 10.10

LEASE AGREEMENT
BETWEEN
NESHAMINY INTERPLEX, LLC
as Landlord
AND
SEMRUSH, INC.
as Tenant
Seven Neshaminy Interplex

BASIC INFORMATION

Date:	March 2016

Landlord:	Neshaminy Interplex, LLC

Tenant:	SEMRush, Inc.

Building:	Building Seven (7)

Premises:	Suite 315

Rentable Area	3,019 sqft

Proportionate Area	5.17%

Scheduled Delivery Date:	May 1, 2016

Rent Commencement Date:	May 1, 2016

Expiration Date:	Fifteen months after Commencement Date

Base Rent:

Time Period	Monthly Minimum Rent
Months 1-15	$4,842.98

Security Deposit:	one month’s rent

Base Year:	2016

Permitted Use of Premises:	Office for software services, but the Demised Premises shall not be used for telemarketing purposes or for call center operations.

Tenant’s Address for Notices:	From and after Commencement Date: SEMRUSH , INC. Seven Neshaminy Interplex Trevose, Bucks County, PA

Landlord’s Address:	c/o Korman Commercial Properties, Inc.

Broker:	Kyle Ruffing, GOLA

Exhibits and Schedules:	Exhibit A: Floor Plan Exhibit B: Building Rules

TENANT	LANDLORD

SEMRUSH, INC.	NESHAMINY INTERPLEX, LLC

EXHIBITS

RULES AND REGULATIONS	EXHIBIT “A”

TENANT IMPROVEMENTS AND BUILDING STANDARDS	EXHIBIT “B”

FLOOR PLAN OF DEMISED PREMISES	EXHIBIT “C”

TENANT’S FORM W-9	EXHIBIT “D”

TRACT	EXHIBIT “E”

LEASE CERTIFICATE	EXHIBIT “F”
i

OFFICE LEASE AGREEMENT
THIS OFFICE LEASE AGREEMENT (the “Lease” or “Agreement”) is made on the Lease Date by and between KORMAN COMMERCIAL PROPERTIES, INC., as agent for Landlord, and Tenant.
INTENDING TO BE LEGALLY BOUND HEREBY, Landlord and Tenant covenant and agree as follows:
ARTICLE 1 - BASIC LEASE PROVISIONS, OTHER DEFINITIONS
In addition to those terms which are defined at various places in this Lease, each term which is defined on any of the pages labeled Basic Lease Provisions, attached hereto and made a part hereof, shall have the meaning given to it thereon, whether or not specific reference is made to such page in the body of this Lease.
ARTICLE 2 - GRANT, TERM AND CONDITION OF PREMISES
§2.01    Demised Premises. Landlord does hereby demise, lease and let unto Tenant and Tenant does hereby rent and take from Landlord the Demised Premises, together with the nonexclusive revocable license to use, in common with all others entitled to such use, of the Common Areas for their intended and normal purpose subject, however, to the terms and conditions of this Lease. The Demised Premises contains an area approximately equal to the Rentable Square Footage, is shown on the floor plan attached as Exhibit “C”, and is located in the Building.
§2.02    Common Areas. The term “Common Areas” includes, without limitation, the hallways, corridors, entryways, stairways, elevators, driveways, lanes, roads, exits, entrances, sidewalks, walkways, footways, ramps, parking areas, landscaped areas and plantings, rest rooms, stormwater drainage facilities, sanitary sewer facilities and all other areas, improvements and facilities on the Tract that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant and other tenants of the Building and their respective employees, invitees, licensees or other visitors.
§2.03    Delivery Of Possession
(a)    Landlord will deliver possession of the Demised Premises to Tenant on the Possession Date. If Landlord is unable to give possession of the Demised Premises to Tenant on the Possession Date for any reason, Landlord shall have no liability for failure to give possession on that date, the validity of the Lease shall not be impaired, and the term of this Lease shall not be extended, but all Minimum Rent and Additional Rent shall be abated until such time as Landlord has given Tenant written notice that the Demised Premises are ready for Tenant’s occupancy. Notwithstanding the foregoing, Tenant shall not be entitled to an abatement of the rent if the failure or inability to deliver possession of the Demised Premises is the result of Tenant’s actions or omissions. If possession of the Demised Premises is not delivered to Tenant on or before April 30, 2016 and such failure is not the result of Tenant’s actions or omissions, then Tenant may terminate this Lease upon twenty (20) days prior written notice; provided, however, that if possession is delivered within that twenty (20) day period, then Tenant’s termination notice shall be automatically null and void. Upon request, Landlord and Tenant shall execute a written certificate setting forth the Possession Date and expiration date of the term of this Lease.
§2.04    Condition Of Demised Premises. Tenant acknowledges that neither Landlord nor Agent have made any representations or warranties as to the suitability or fitness of the Demised Premises for the conduct of Tenant’s business or for any other purpose. Except as expressly set forth in Exhibit “B”, Tenant agrees to accept possession of the Demised Premises in “AS IS” and “WHERE IS” condition without any construction, alterations, improvements or other work by Landlord to the Demised Premises.
§2.05    Commencement and Length of Term
(a)    Term. The term of this Lease begins on the Possession Date. If the Possession Date is the first day of a calendar month, the term of this Lease shall extend and continue from the Possession Date for a period of time equal to the Initial Term. If the Possession Date is a day other than the first day of a calendar month, the term of this Lease shall extend and continue from the Possession Date through the last day of the calendar month during which the Possession Date occurs (the “Stub Period”) and thereafter for a period of time equal to the Initial Term. This Lease and the tenancy hereby created shall cease and automatically terminate at the end of the Initial Term without the necessity of any notice from either party at which time Tenant shall surrender possession of the Demised Premises to Landlord in the condition required by this Lease. Tenant waives all notice to vacate the Demised Premises upon expiration of the term.
(b)    Holding Over. Tenant shall not hold over or retain possession of the Demised Premises at the expiration or earlier termination of this Lease. If Tenant holds over, such holding over: (1) shall constitute an immediate default under this Lease without any requirement that Landlord give Tenant written notice and the opportunity to cure the default; and (2) shall not constitute an extension of this Lease. During such holding over and in addition to all other rights and remedies of Landlord, Tenant shall pay Holdover Rent to Landlord (which payment shall not constitute a grant of permission to Tenant to continue in possession, an acceptance of such holding over, or an extension of the term), together with all compensatory and consequential damages of Landlord as a result of such holding over. The term “Holdover Rent” means, for each month or partial month that Tenant holds over, 150% of the Minimum Rent payable by Tenant during the last month of the term plus 150% of the Additional Rent payable by Tenant during the last six months of the term.
ARTICLE 3 - RENT
§3.01    No Set-Off. Tenant shall pay, without set-off, demand or deduction for any purpose, all Minimum Rent, Additional Rent and other sums payable by Tenant under this Lease. Landlord is not required to accept any payment due under this Lease by electronic funds transfer.

Minimum Rent. During the term of this Lease, Tenant shall pay to Landlord as minimum rent for the Demised Premises the amounts set forth in the Basic Lease Provisions as Minimum Rent. Minimum Rent is payable in advance, on or before the first day of each calendar month during the term of this Lease and pro-rated for any partial month within the Lease term. Minimum Rent for the Stub Period, if any, shall be paid at the same rate per rentable square foot as the first month for which Tenant is obligated to pay Minimum Rent. Tenant shall pay the first monthly installment of Minimum Rent (regardless of any period of free or reduced rent), together with the first monthly installment of the sums due under Article 5, upon execution of this Lease.
§3.03    Additional Rent. In addition to Minimum Rent, Tenant shall pay as Additional Rent all sums of money and other charges required to be paid by Tenant under this Lease, whether or not such sums or charges are designated as “Additional Rent” under this Lease, including but not limited to electricity charges, Excess Real Estate Taxes and Excess Operating Costs.
§3.04    Rentable Square Footage. Landlord and Tenant agree that the Rentable Square Footage of the Demised Premises has been determined by measurements made to and from the outside of exterior walls and to and from the center of party walls plus a portion of the Common Areas of the Building.
§3.05    Security Deposit.
(a)    Upon execution of this Lease, Tenant shall pay the Security Deposit to Landlord which shall be held as collateral security for the payment and performance by Tenant of all of the terms and provisions of this Lease. Landlord may use, apply and retain all or part of the Security Deposit for the payment of any sums due from Tenant under this Lease in which event Tenant shall replace or restore the Security Deposit upon demand. The Security Deposit shall be returned to Tenant after the expiration of the term of this Lease provided Tenant has paid and performed all of its obligations under this Lease. Landlord is not required to hold the Security Deposit in a separate account but may co-mingle the Security Deposit with other funds. The Security Deposit is not a trust fund or account, and no interest shall be paid to Tenant on the Security Deposit. Tenant may not use or apply the Security Deposit for the last month’s rent.
(b)    If Tenant is in default under this Lease more than three times within any twelve month period, regardless of whether or not such default is cured, then, without limiting Landlord’s other rights and remedies in this Lease or at law or in equity, the Security Deposit may, in Landlord’s discretion, be increased by an amount equal to the greater of (i) three times the original Security Deposit, or (ii) three months Minimum Rent, which sum shall be immediately due and payable by Tenant upon demand.
(c)    In the event of a sale of Landlord’s interest in the Tract to a purchaser who assumes the obligations of Landlord under this Lease, Landlord shall have the right to transfer the Security Deposit to such purchaser and Landlord shall thereupon be released and discharged by Tenant from all liability for the return of such Security Deposit and Tenant agrees to look solely to the purchaser for the return thereof.

§3.06    Recapture. If Tenant is granted a period of time to occupy the Demised Premises without paying Minimum Rent, Excess Real Estate Taxes or Excess Operating Costs (the “Free Rent Period”), then Landlord shall have the right, upon the occurrence of an Event of Default by Tenant, to require Tenant to pay upon demand, in full and in one lump sum, the Minimum Rent, Excess Real Estate Taxes and Excess Operating Costs for the Free Rent Period. For purposes of this provision, the Minimum Rent for the Free Rent Period shall be the greater of: (a) the Minimum Rent in effect at the end of the Free Rent Period, or (b) the Minimum Rent in effect at the start of the Free Rent Period.
§3.07    Alternative Security. If a guaranty is at any time provided in connection with this Lease and Landlord determines that the creditworthiness, economic strength or financial status of the guarantor is unacceptable to Landlord (including, but not limited to, a bankruptcy proceeding, a breach of the guaranty, death of an individual guarantor, or dissolution), then Landlord may, upon demand, require Tenant to deliver the Alternative Security. For purposes of this provision, “Alternative Security” means one of the following, as selected by Landlord:
(a)    an additional 6 months’ Minimum Rent; or
(b)    an irrevocable letter of credit, in form reasonably satisfactory to Landlord, in an amount to be determined by Landlord in its sole judgment (not to exceed one year’s Minimum Rent and additional charges under this Lease); or
(c)    a substitute guaranty, in form and substance acceptable to Landlord, from a person and/or entity acceptable to Landlord in its sole discretion.
ARTICLE 4 - USE AND OCCUPANCY
§4.01    Use. Tenant shall continuously use and occupy the Demised Premises only as an office for the purpose of conducting the Permitted Use and for no other purpose. No more than 5 persons per 1,000 rentable square feet may use or occupy the Demised Premises at any time, and Tenant shall not conduct second or third shift or round-the-clock operations in the Demised Premises. Landlord’s consent to any assignment of this Lease or to any subletting or other occupancy of the Demised Premises shall not be construed as a consent by Landlord to the use of the Demised Premises for any use other than the Permitted Use.
§4.02    Compliance. Tenant shall, at Tenant’s sole cost and expense and without notice or demand from Landlord, comply with all laws, ordinances, rules and regulations now in force or that may be enacted hereafter pertaining to Tenant’s use and occupancy of the Demised Premises, including without limitation obtaining all licenses, permits and approvals necessary for the lawful use of the Demised Premises and payment of all taxes and fees assessed or imposed upon Tenant in connection with Tenant’s use and occupancy of the Demised Premises. Tenant shall comply with all laws, ordinances, rules and regulations governing disability, handicapped access and architectural barriers (the “Disability Laws”) for the Demised Premises. Landlord shall comply with all Disability Laws for the Common Areas, except to the extent such compliance is necessitated by Tenant’s use of or improvements to the Demised Premises.

§4.03    Prohibition of Use. Tenant shall have no claim against Landlord for any damages or other loss, nor shall any of Tenant’s obligations under this Lease be affected, should use and occupancy of the Demised Premises be prohibited or impaired by reason of any law, ordinance, rule or regulation.
§4.04    Relocation Right.
(a)    Landlord shall have the right to relocate Tenant from the Demised Premises to other reasonably comparable space within The Neshaminy Interplex complex (the “Relocation Space”).
(b)    Landlord shall give Tenant at least forty-five (45) days prior written notice of relocation, designating the Relocation Space and including reasonably detailed plans or drawings showing the location and layout of the Relocation Space as finished for Tenant’s occupancy (the “Relocation Plans”).
(c)    Landlord shall bear the cost and expense of preparing the Relocation Space for Tenant’s use and occupancy substantially as shown in the Relocation Plans (including voice and data cabling and wiring), together with the cost and expense of moving the contents of the Demised Premises to the Relocation Space. Landlord shall also reimburse Tenant for the reasonable costs and expenses incurred by Tenant for new stationary, business cards and letterhead, not to exceed $250.00. Landlord shall exercise reasonable efforts to complete the relocation of Tenant at a time and in a manner which will minimize the disruption of Tenant’s business and the business activities of other tenants.
(d)    The Rentable Square Footage of the Relocation Space shall consist of not less than 90% nor more than 110% of the Rentable Square Footage of the Demised Premises. In Landlord’s discretion, the Rentable Square Footage of the Relocation Space may exceed 110% of the Rentable Square Footage of the Demised Premises in which case Minimum Rent and Tenant’s Proportionate Area for the Relocation Space shall be determined as if the Rentable Square Footage of the Relocation Space was equal to 110% of the Rentable Square Footage of the Demised Premises.
(e)    Tenant shall continue to pay all sums due under this Lease for the Demised Premises until the relocation is complete. Upon completion of the relocation: (i) Tenant shall surrender possession of the original Demised Premises in the condition required by the Lease, (ii) the Relocation Space shall be substituted for the Demised Premises under the Lease, (iii) Minimum Rent (using the same rate per square foot as the original Demised Premises) and Tenant’s Proportionate Area shall be adjusted based on the change, if any, in the Rentable Square Footage of the Relocation Space from the Demised Premises, and (iv) Tenant shall continue to pay all other sums due under the Lease. Upon request, Tenant shall execute, acknowledge and deliver such instruments as Landlord may reasonably request to confirm, among other things, the exercise of Landlord’s relocation right, the substitution of the Relocation Space for the Demised Premises, the modified terms of the Lease, if any, resulting from the relocation, and that this Lease remains in full force and effect with respect to the Relocation Space.

§4.05    Hazardous Materials. (a) Notwithstanding any other provision of this Lease: (i) Tenant shall not use, sell, generate, store, treat, release, emit, discharge, dispose of or otherwise handle Hazardous Materials on or in any manner affecting the Demised Premises or the Tract; and (ii) Tenant shall not assign the Lease or sublet the Demised Premises nor permit any other person or entity to use or occupy the Demised Premises if the proposed transferee’s or occupant’s use involves the sale, storage, generation, emission, handling, discharge, release, treatment, use or disposal of Hazardous Materials.
(b)    Tenant may store for use at the Demised Premises small quantities of routine office cleaning supplies solely for use in the Demised Premises provided they are used in compliance with all applicable laws, ordinances, rules and regulations; in ordinary and intended quantities; and for their intended purpose.
(c)    The term “Hazardous Materials” means any substance, material or waste which is now or hereafter classified or considered to be hazardous, toxic or dangerous under any law, ordinance, rule or regulation relating to pollution or the protection or regulation of human health, natural resources or the environment, or which poses or threatens to pose a hazard to the health or safety of persons or property on the Tract.
ARTICLE 5 - EXCESS REAL ESTATE TAXES AND EXCESS OPERATING COSTS
§5.01    Excess Real Estate Taxes. Landlord shall pay in the first instance all real estate taxes and assessments (“Taxes”) which may be levied against the Demised Premises, the Building, the Tract and any improvements thereon. Taxes includes the cost of consultants retained in an effort to lower Taxes and all costs incurred in any proceeding to dispute or lower Taxes for the Building or Tract. If Taxes for any tax year during the Lease term exceed the amount of Taxes for the Base Tax Year, Tenant shall pay as Additional Rent, within ten (10) business days after presentation of a statement therefor, the amount of such excess (“Excess Real Estate Taxes”) multiplied by Tenant’s Proportionate Area. The calculation of Excess Real Estate Taxes shall be based on the period of time for which the levy or assessment applies, regardless of when such Taxes may be billed to or paid by Landlord and shall be pro-rated for any partial year within the Lease term. If the method of taxation at any time changes so that in addition to, in lieu of or as a substitute for the whole or any part of such Taxes there shall be levied, assessed or imposed (i) a tax on the rents received from the Tract, (ii) a license fee measured by the rents receivable by Landlord for the Tract or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based upon rents or value of the Tract or any portion thereof, then such taxes and fees shall be included in the computation of Excess Real Estate Taxes. Tenant waives all right to appeal or protest the appraised value of the Building, the Tract and the Demised Premises.
§5.02    Excess Operating Costs. Landlord shall pay in the first instance all direct and indirect costs incurred in connection with the ownership, operation, management, repair and maintenance of the Demised Premises, the Building, the Common Areas, the Tract and all improvements and other facilities now or hereafter located on the Tract (the “Operating Costs”). Operating Costs include, but are not limited to, water and sewer rents (including costs, expenses, charges and fees for stormwater drainage and control and for sanitary sewer); the cost of power, electricity, gas and other utility services; cleaning services and supplies; lighting; landscaping; signage; security and policing services; costs for improvements which, although capital in nature, are expected to reduce normal operating, management or maintenance costs (including utility costs), as amortized using a commercially reasonable interest rate over a time period reasonably estimated by Landlord to recover the cost of such improvements; insurance premiums, charges and other expenses including payments made within any commercially reasonable deductible, any self-insured plan, and any partial self-insured retention plan; management fees (charged by Landlord, Agent, any affiliate of Landlord or any other entity managing the Building or the Tract and determined at a rate consistent with prevailing market rates for comparable services and projects); labor, materials, supplies and equipment; wages, salaries, compensation and benefits of employees; waste disposal; legal, consulting and accounting services; that part of office rent or rental value of space used or furnished to enhance, manage, operate and maintain the Tract; and all other costs and expenses constituting direct or indirect operating, management and maintenance costs as determined by Landlord’s accountant in accordance with standard accounting principles. In the event Operating Costs for any year during the Lease term exceed the amount of Operating Costs for the Base Operating Cost Year, Tenant shall pay as Additional Rent, within ten (10) business days after presentation of a statement therefor, the amount of such excess (“Excess Operating Costs”) multiplied by Tenant’s Proportionate Area. In determining Operating Expenses for any Base Year, Landlord may, in its reasonable discretion: (1) average the cost and expense for snow removal and ice control over a three (3) year period; and (2) reduce the amount of any unusually large or extraordinary expense in that Base Year to a number which is consistent with historical averages for that expense. Tenant’s proportionate share of Excess Operating Costs is based on the total Operating Costs for the entire year (even if some Operating Costs are incurred prior to or after termination of the term of the Lease), but shall be pro-rated for any partial year within the term of the Lease. To the extent that Operating Costs pertain to or include property other than the Building or the Tract, Landlord shall allocate those Operating Costs among all of the properties so included as determined by Landlord in its sole, but reasonable, discretion.
(b)    Operating Costs shall not include: the costs of altering space or other improvements made for other tenants on the Tract; finders’ fees and real estate brokers’ commissions; ground lease payments, mortgage principal or interest; costs of excess or additional services provided to any tenant in the Building that are directly billed to such tenants; the cost of repairs due to casualty or condemnation that are actually reimbursed by third parties; any income, estate, inheritance or other transfer tax and any excess profit, franchise or similar taxes on Landlord’s business; and legal fees incurred by Landlord in enforcing its rights under other leases in the Building.
(c)    Tenant acknowledges that Landlord has not made any representation, warranty or assurance concerning the amount of Taxes or Operating Costs per Rentable Square Foot of the Demised Premises.
§5.03    Monthly Payments On Account. From time to time, Landlord may make reasonable estimates of Tenant’s proportionate share of Excess Real Estate Taxes and of Excess Operating Costs which may include reasonably anticipated increases from prior years and which may be revised from time to time. At Landlord’s option, Tenant shall pay one-twelfth (1/12th) of such estimated amount at the same time when each payment of Minimum Rent is due for such year. Within 120 days following the end of each year, Landlord shall give Tenant a written statement (the “Annual Statement”) showing in reasonable detail the amounts due from Tenant on account of Excess Real Estate Taxes and Excess Operating Costs together with the estimated payments made by Tenant. If the amount so paid by Tenant exceeds the amount determined to be due, the excess shall be credited to future estimated payments of Excess Real Estate Taxes or Excess Operating Costs or, upon expiration of the Lease and provided Tenant is not in default, Landlord shall refund such overpayment to Tenant. If the amount so paid by Tenant is less than the amount determined to be due, Tenant shall pay such deficiency within ten (10) days after presentation of the Annual Statement.
§5.04    Proration And Survival. Tenant’s obligations under this Article survive the expiration or earlier termination of the Lease. If this Lease terminates or expires other than at the end of the year in which Excess Real Estate Taxes or Excess Operating Costs are determined, Tenant agrees to pay on demand its Proportionate Share of such items even though the Lease may have expired before the demand is made.
§5.05    Audit.
(a)    Provided no Event of Default has occurred, Tenant may, at Tenant’s sole expense, inspect Landlord’s books and records relating to Excess Real Estate Taxes and Excess Operating Costs for the purpose of verifying the amount of the charges contained therein (the “Tenant Audit”) provided that:
(i)    Tenant must send written notice to Landlord within sixty (60) days after receipt of the Annual Statement of its desire to conduct the Tenant Audit (the “Audit Notice”);
(ii)    the Audit Notice identifies with particularity the specific items in the Annual Statement that Tenant believes are incorrect; and
(iii)    Tenant has paid the Annual Statement in full. The Tenant Audit shall be promptly completed and Landlord shall be given a copy of the results and all workpapers.
Tenant shall be entitled to no more than one (1) Tenant Audit per calendar year. The Tenant Audit shall be promptly completed and Landlord shall be given a copy of the results and all work papers.
(b)    The Tenant Audit shall be conducted only by an independent firm of certified public accountants of national standing that is not being compensated on a contingency fee basis or any other basis dependent on the outcome of the Tenant Audit, and during regular business hours at the office where Landlord maintains its books and records.
(c)    The Tenant Audit shall be limited to those items in the Annual Statement that Tenant has specifically identified in writing as being allegedly incorrect. Once having conducted a Tenant Audit with respect to a specific item in any year, Tenant shall have no right to conduct another Tenant Audit of the same item for such year.
(d)    Any records reviewed under this Section are confidential and shall not be disclosed to anyone other than the auditor performing the Tenant Audit, the principals of Tenant who receive the results of the Tenant Audit, or as otherwise required by law. The disclosure of such information to any person, whether by Tenant or by anyone acting on Tenant’s behalf, is a material breach of this Lease. Upon request, Tenant and its auditors shall execute and deliver to Landlord a confidentiality agreement prior to the commencement of any Tenant Audit.
(e)    If the results of the Tenant Audit show that Tenant has overpaid its obligations and is due a credit for a preceding period, Landlord shall credit the amount due against Tenant’s next and succeeding installment payments on account of Excess Real Estate Taxes and Excess Operating Costs. Tenant may not terminate the Lease because of an overpayment. If, as a result of the Tenant Audit, Tenant has been underbilled for a preceding period, the amount of such underbilling shall be paid by Tenant to Landlord within ten days of completion of the Tenant Audit.
(f)    Tenant shall pay Landlord, on demand and as Additional Rent, the reasonable costs of photocopying and retrieving documents, the time spent by Landlord’s employees in supervising, coordinating and cooperating with the Tenant Audit, and such other expenses of Landlord as are reasonably incurred in connection with the Tenant Audit.
§5.06    Taxes On Leasehold Or Personal Property. Tenant shall be solely responsible for and shall pay before delinquency all taxes of any nature whatsoever which are levied or assessed against any leasehold interest or personal property of any kind owned by Tenant or placed in, upon or about the Demised Premises.
ARTICLE 6 - ELECTRICITY AND BUILDING SERVICES
§6.01    Electricity.
(a)    From and after the Possession Date, Tenant shall pay, as Additional Rent: (i) the cost of electricity furnished to or used in the Demised Premises (including HVAC service); and (ii) the cost of electricity furnished to the Common Areas multiplied by Tenant’s Proportionate Area. Payment shall be made monthly within ten business (10) days after Tenant receives Landlord’s invoice or, at Landlord’s option, directly to the service provider. If the service provider requires a deposit or other security in order to provide service to Tenant or to place the account in Tenant’s name, then Tenant shall pay the deposit or security so required.

(b)    Payment for electricity shall be based on the actual charges billed to, paid by or incurred by Landlord and shall be calculated as follows:
(i)    if Tenant’s electricity usage is sub-metered, calculation of Tenant’s cost shall be based on (1) the actual monthly reading of the sub-meter, and (2) the cost of electricity to the Common Areas multiplied by Tenant’s Proportionate Area, plus (3) a reasonable service fee for Landlord’s services for meter reading, calculating, invoicing and collection; or
(ii)    if Tenant’s electricity usage is not sub-metered, Tenant’s cost of electricity shall be calculated by multiplying the cost of electricity furnished to the Building (less the cost of any sub-metered electricity) by a fraction the numerator of which is the Rentable Square Footage of the Demised Premises and the denominator of which is the Rentable Square Footage of all non-submetered leasable space in the Building, plus a reasonable service fee for Landlord’s services for calculation, invoicing and collection.
§6.02    Services To Be Provided By Landlord. As long as Tenant is not in default of this Lease, Landlord shall provide: (a) heat to the Demised Premises from October 1 through April 30 of the next succeeding year during Normal Business Hours (defined as weekdays, other than holidays, from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M.); (b) air-conditioning to the Demised Premises from May 1 through September 30 during Normal Business Hours; (c) cleaning services to the Demised Premises; (d) replacement of light bulbs or fluorescent tubes for each lighting fixture on the Demised Premises as of the Possession Date, provided, however, that the type and voltage of such bulbs or tubes shall be determined solely by Landlord; and (e) electricity to the Demised Premises during Normal Business Hours for Tenant’s use of lighting fixtures, small business machines and lightweight office equipment (such as computers requiring normal 110 volt non-filtered electric supply and electric typewriters). Landlord is not required to supply heat or air conditioning beyond Normal Business Hours or electricity for Tenant’s computers and other equipment or machines requiring in excess of 110 volt non-filtered electric supply or any specialized circuitry; however, where reasonably available, Landlord may furnish such services upon Tenant’s payment of all installation costs, including wiring and separate metering, and upon Tenant’s agreement in writing, in form and substance acceptable to Landlord, to pay the cost of such services and electricity as Additional Rent. If, in Landlord’s sole judgment, Tenant uses electricity in an excessive or unreasonable manner, Landlord may install or require Tenant to install meters and Tenant shall pay for the excessive amount of electricity.
§6.03    Service Interruption. Landlord shall not be liable in damages or otherwise for any interruption or impairment in the supply of any utility, electric, internet, telecommunications or other services regardless of the cause and whether or not provided by Landlord or others. Any such interruption or impairment shall not constitute a breach by Landlord of the terms and conditions of this Lease or entitle Tenant to an abatement of any sums payable by Tenant. Tenant shall not at any time overburden or exceed the capacity of the mains, ducts, feeders, conduits or other facilities by which such services are supplied to, distributed in or serve the Demised Premises, the Building or the Tract.
§6.04    Meters And Submeters. In the event Landlord elects or is required to install individual meters, submeters or other devices to measure any or all of the electricity or other utilities consumed in the Demised Premises, Tenant shall pay to Landlord the charges incurred for the purchase and installation thereof.
ARTICLE 7 - CONTROL OF INTERPLEX, BUILDING, TRACT AND COMMON AREAS
§7.01    Management. The buildings, facilities and other improvements which now or hereafter constitute The Neshaminy Interplex (the “Interplex”), the Building, all Common Areas and the Tract shall at all times be subject to the exclusive operation, control and management of Landlord in Landlord’s sole discretion. Landlord shall have the exclusive right, at any time and from time to time: to modify, construct, maintain, operate, repair and replace all or part of the Common Areas; to police and maintain security for the Common Areas; to change the size, area, level, location, use and arrangement of all or part of the Common Areas and the buildings, facilities and other improvements within the Interplex; to modify, install, maintain, use, repair and replace the utilities, pipes, ducts, conduits, wires, equipment and other facilities in, through or serving the Demised Premises, the Interplex, the Building or the Tract; to make alterations or additions to the Interplex, the Building, the Common Areas and the other improvements on the Tract; to construct, alter, modify or remove the buildings, facilities or improvements which comprise the Interplex or which are located on or within, or which serve, the Interplex or the Tract; to modify, limit, expand or otherwise change the purposes for which the Building, the Tract and the other buildings and improvements within the Interplex may be used or devoted; to restrict parking by Tenant and other tenants of the Tract and its and their officers, agents and employees to employee parking areas designated by Landlord; to close temporarily all or any portion of the Common Areas or the Interplex to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close all or any portion of the Interplex, the Building, the Common Areas and the Tract for the purpose of making repairs or changes thereto, or in connection with any emergency; and to do and perform, or refrain from doing or performing, such other acts or things in, to and with respect to the Interplex, the Demised Premises, the Building and the Tract as may be necessary, appropriate, advisable or convenient in Landlord’s sole discretion. Landlord shall not be liable for any inconvenience, disturbance, loss of business or any other annoyance arising from the exercise of any its rights in this Article.
§7.02    Diminution. The Common Areas are to be used and occupied by Tenant under a revocable, non-exclusive license. Tenant shall not be entitled to any compensation, damages, or diminution or abatement of rent if such license is revoked, or if the size, area, location, facilities, or arrangement of any of the Common Areas are at any time changed or diminished, nor shall any such change or diminution be deemed a constructive or actual eviction.

ARTICLE 8 - MAINTENANCE, REPAIRS, AND ALTERATIONS
§8.01    Maintenance and Repairs. Landlord shall maintain and repair the Common Areas and the public portions of the Building, both exterior and interior, in reasonably good order and condition. Tenant shall maintain and repair the interior of the Demised Premises and the improvements, fixtures and appurtenances therein in good order and condition and, upon the expiration or earlier termination of this Lease, shall deliver the Demised Premises to Landlord in good order and condition, reasonable wear and tear excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building or the Tract, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, its servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense and to the reasonable satisfaction of Landlord. Tenant shall also repair all damage to the Building, the Tract and the Demised Premises caused by the installation and removal of Tenant’s fixtures, furniture or equipment.
§8.02    Failure To Make Repairs. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating or air-conditioning system, electrical lines or other equipment or facilities located in, servicing or passing through the Demised Premises. Landlord shall have no liability by reason of inconvenience, annoyance, injury or damage arising from making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Demised Premises or the Building and there shall be no abatement of rent as a result thereof. If any work done by Tenant in or to the Demised Premises affects the structural integrity, structural walls or foundation of the Building, Landlord shall be released and discharged from any duty to keep and maintain the portion or portions so affected, and Tenant agrees to be solely responsible for and thereafter to promptly and diligently repair and maintain the portion or portions so affected.
§8.03    Alterations. No alterations, additions or improvements shall be made in or to the Demised Premises except in accordance with detailed plans and specifications prepared by Tenant and approved in writing by Landlord, and by contractors or mechanics approved in writing by Landlord. All alterations, additions, improvements and fixtures shall become the property of Landlord and remain at the Demised Premises or, at Landlord’s option after written notice to Tenant, all or part thereof shall be removed by Tenant before the expiration or earlier termination of this Lease and Tenant shall restore the Demised Premises to the condition existing prior to the installation thereof. All property remaining in the Demised Premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or removed and discarded at Tenant’s expense.
§8.04    Standards. All alterations, additions, improvements, construction, repairs, and other work done by or on behalf of Tenant in the Demised Premises (the “Work”) shall be of first-class quality, workmanship and materials and in compliance with all applicable laws, ordinances, rules and regulations, with the terms of this Lease, and with all reasonable rules that Landlord may make. Before performing any Work and promptly upon completion thereof, Tenant shall obtain and provide Landlord with copies of all required permits, licenses and approvals. All Work shall be conducted and coordinated so as not to interfere with other work in progress or with the transaction of business in the Building, the Demised Premises or on the Tract. In the performance of any Work, Tenant shall comply with the No Labor Conflict Requirement.
§8.05    Discharge Of Liens. In performing any Work, Tenant shall promptly pay all contractors, laborers, suppliers and materialmen so that no mechanic’s, laborer’s or materialman’s lien is filed against the Demised Premises or the Tract. If any such lien is made or filed, Tenant shall take all action necessary to bond against and discharge the lien within the earlier of ten (10) days after Tenant first learns of the lien or ten (10) days after written request by Landlord. If Tenant fails to do so, an Event of Default by Tenant has occurred and, in addition to all other rights and remedies, Landlord may, but shall not be obligated to, take any action necessary to discharge or remove the lien (which may include paying the amount claimed to be due or procuring the discharge of the lien by deposit or by bonding proceedings). Landlord may also, if Landlord so elects, compel the prosecution of an action for the foreclosure of the lien by the lienor. Any amount paid by Landlord and all costs and expenses incurred by Landlord (including attorney’s fees and costs), together with interest thereon, shall constitute additional rent which shall be paid by Tenant to Landlord on demand.
§8.06    Waiver of Liens. Contemporaneously with making any payment to any person or entity who may be entitled to assert a mechanic’s lien or any other lien (a “Lien”) against the Demised Premises or the Tract in connection with any services rendered, work performed or material supplied to, for the benefit of, or at the request of Tenant (a “Claimant”), Tenant shall obtain from the Claimant (and provide to Landlord) a written waiver of the right to assert a Lien to the extent of the payment made. In addition, prior to the start of any Work, the provision of any services, or the provision of any materials which might give rise to the filing of a Lien (collectively, the “Lien Work”), Tenant shall: (a) require all contractors performing the Lien Work to obtain a payment bond (in form, amount and substance satisfactory to Landlord) sufficient to pay all Claimants and allow Tenant to obtain a valid and binding advance waiver of Liens (in form and substance satisfactory to Landlord) which is binding on all contractors, subcontractors, sub-subcontractors, materialmen and suppliers (a “Lien Waiver”) and provide Landlord with copies of all such bonds; and (b) cause the Lien Waiver to be filed in the Office of the Prothonotary or Clerk of Courts of the county in which the Tract is located at least ten (10) days prior to the start of any Lien Work and provide Landlord with proof of the timely filing of the Lien Waiver.
§8.07    No Consent Intended. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, sub-subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any Work, Lien Work, Construction or repair to the Demised Premises or the Tract, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any Lien against the Demised Premises or the Tract.

§8.08    Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against all liability, damage, cost and expense (including reasonable attorney’s fees) incurred as a result of or in connection with the filing of any Lien or Tenant’s breach of or failure to comply with its obligations under this Article. This obligation survives the expiration or earlier termination of the Lease.
§8.09    No Labor Conflict. In the performance of any work in the Demised Premises (including, without limitation, the Tenant Improvements), Tenant may employ labor of its choice, but if the use of such labor causes at the Building, the Tract or The Neshaminy Interplex any picketing, protesting, union labor lines, strike, conflict or controversy with any union or labor organization (a “Labor Conflict”), then Tenant shall promptly and diligently take all action necessary to eliminate the Labor Conflict (the requirement of this sentence being referred to in this Lease as the “No Labor Conflict Requirement”). If Tenant fails to eliminate the Labor Conflict within forty-eight (48) hours after written notice, then a Tenant Default has occurred without any requirement that Tenant be given any additional notice or opportunity to cure. Upon the occurrence of a Tenant Default in connection with a Labor Conflict: (a) Landlord may, in addition to all other rights and remedies, take all action, make all payments, and incur all expenses that may be necessary or appropriate to eliminate the Labor Conflict (which may include but is not limited to the institution and prosecution of legal proceeding to eliminate the Labor Conflict or impose limitations in connection therewith); (b) Tenant shall be solely responsible for, and shall indemnify, defend, and hold harmless Landlord from and against, all claims, demands, lawsuits, causes of action, judgments, costs, liability and expenses (including reasonable attorney’s fees) that are asserted against Landlord in connection with the Labor Conflict or Landlord’s efforts to eliminate the Labor Conflict or impose limitations thereon; (c) Tenant shall, within three (3) days after written request, reimburse Landlord for all costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with the Labor Conflict or Landlord’s efforts to eliminate the Labor Conflict or impose limitations thereon; and (d) Tenant shall be liable to Landlord for all damages and losses resulting from the Labor Conflict.
ARTICLE 9 - INSURANCE
§9.01    Insurance Of Tenant. Tenant shall maintain, at Tenant’s sole cost and expense, in responsible insurance companies authorized to do business in the Commonwealth of Pennsylvania, and reasonably acceptable to Landlord as to form, content and insurer, throughout the term of this Lease and during such other times as Tenant occupies the Demised Premises or any part thereof:
(a)    Commercial general liability insurance with respect to the Demised Premises and Tenant’s business activities in the amount of not less than $1 million for each occurrence and $2 million in the aggregate and providing coverage for bodily injury, property damage, and personal injury. Upon at least 30 days prior written notice from Landlord, Tenant shall increase such limits to such greater amounts as may be reasonably required by the circumstances existing from time to time.

(b)    If the nature of Tenant’s business is such as to place any or all of its employees under the coverage of local workers’ compensation laws or similar statutes, workers’ compensation or similar insurance affording at least the minimum statutory coverage and statutory limits.
§9.02    Certificates. Prior to the date Tenant first enters upon the Demised Premises, Tenant shall provide Landlord with certificates of coverage for the insurance required by this Article, together with satisfactory evidence of the payment of all premiums. At least fifteen (15) days prior to the expiration of any such policy, Tenant shall provide Landlord with renewal certificates for such coverage, together with satisfactory evidence of the payment of all premiums. Upon request, Tenant shall provide Landlord with copies of the insurance policies required by this Article.
§9.03    Policy Provisions. Each policy of insurance required to be carried by Tenant shall provide that such policy shall not be subject to cancellation, termination or change except upon at least thirty (30) days prior written notice to Landlord and to all persons who are additional insureds under such policy. Each such policy shall name Landlord, and the holder of any interest in the Tract which Landlord may require Tenant to name, as additional insureds, as their respective interests may appear. Tenant shall not obtain separate insurance concurrent in form or contributing, in the event of loss, with that required by Tenant under this Lease, or increase the amounts of any existing insurance by securing an additional policy or policies, without in each instance naming as additional insureds thereunder Landlord and all other persons and entities required to be named as additional insureds under this Lease.
§9.04    Effect of Failure to Insure. If Tenant fails to obtain and keep in force any or all of the insurance required under this Article, then Tenant shall indemnify and hold Landlord harmless from and against any loss which would have been covered by that insurance. Nothing contained in this section shall be construed to limit Tenant’s indemnity of Landlord under any other provision of this Lease.
§9.05    Adequacy Of Insurance Coverage. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the sole risk of Tenant. Tenant expressly acknowledges and agrees that it is solely responsible for insuring its personal property, improvements, betterments, and the other contents of the Demised Premises at its sole cost and expense. Landlord makes no representation or warranty that the limits of insurance coverage required to be carried by Tenant pursuant to this Lease are adequate to protect Tenant. If Tenant believes that additional insurance coverage is required, Tenant shall be solely responsible for obtaining such coverage as it deems necessary or sufficient.
§9.06    Increase In Rates. Tenant shall not do, keep or allow anything in, upon or about the Demised Premises, the Building or the Tract which will violate the provisions of any policy of insurance carried by Landlord or which will prevent Landlord from obtaining insurance in companies acceptable to Landlord at reasonable rates and charges. If anything done, kept or allowed by Tenant in, upon or about the Demised Premises, the Building or the Tract causes the insurance premiums or other insurance cost and expense for the Building, the Tract or any part thereof to be increased, then Tenant will pay the entire amount of any resulting increase on demand. If anything done, kept or allowed by Tenant in, upon or about the Demised Premises, the Building or the Tract causes any increase in the insurance premiums or other insurance cost and expense for any other tenant or occupant of the Building or Tract and Landlord is obligated to reimburse such other tenant or occupant for the resulting increase, then Tenant shall promptly pay such increase on demand.
ARTICLE 10 - ASSIGNMENT AND SUBLETTING
§10.01    Consent Required.
(a)    Any assignment, transfer, pledge, mortgage, or encumbrance of this Lease or any interest of Tenant herein, in whole or in part, and any subletting of the whole or any part of the Demised Premises is prohibited without the prior written consent of Landlord which may be withheld by Landlord in its sole discretion. The foregoing prohibition includes any assignment or transfer occurring voluntarily, involuntarily or by operation of law, as well as any occupancy of the Demised Premises by licensees or concessionaires. Landlord’s failure to respond to such a request within twenty (20) days shall be deemed to be a denial of consent. Any consent by Landlord to an assignment or other encumbrance of this Lease or to any subletting or use or occupancy of the Demised Premises by others shall apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent assignment or other encumbrance of this Lease or any subsequent subletting or use or occupancy of the Demised Premises by others.
(b)    Provided Tenant is not in default of this Lease, Landlord’s consent to one assignment of the Lease or one subletting of the entire Demised Premises shall not be unreasonably withheld provided each of the following conditions are met:
(i)    Landlord receives at least twenty (20) days prior written notice of such subletting or assignment together with such additional information and documents as Landlord may reasonably request;
(ii)    the financial condition and creditworthiness of the assignee or subtenant is acceptable to Landlord in its business judgment and the assignee or subtenant provides such additional security as Landlord may request;
(iii)    the assignee and/or subtenant assumes in writing, in form and substance satisfactory to Landlord, the performance and observance of all of the terms, covenants and conditions of the Lease;
(iv)    the assignee or subtenant is a subsidiary, affiliate, division or corporation which, as of the Lease Date, is controlling, controlled by or under common control with Tenant; and
(v)    Tenant pays Landlord for all out-of-pocket fees and expenses (including reasonable attorney’s fees) incurred in connection with any such assignment or subletting, not to exceed $2,500.00 per transaction.

(c)    In the event of any sale, transfer, encumbrance, subletting or assignment (whether or not permitted by this Lease), Tenant shall remain liable for, and is not released or discharged from, the full performance of all of Tenant’s obligations under this Lease.
(d)    Notwithstanding any other provision of this Lease, Tenant may not assign the Lease or sublet the Demised Premises to any person or entity:
(i)    which is an occupant of the Building, the Tract or any other portion of the Neshaminy Interplex;
(ii)    where pedestrian or vehicular traffic to the Demised Premises or the occupancy load of the Demised Premises would materially increase (such as but not limited to telemarketing, call center, and round-the-clock type operations);
(ii)    which is a governmental entity, agency or division;
(iv)    with whom Landlord is then, or has been within the past four (4) months, negotiating to lease space in the Building, the Tract or any other portion of the Neshaminy Interplex; or
(v)    where the assignee or subtenant will pay to Tenant less than ninety-five percent (95%) of the Minimum Rent and one hundred percent (100%) of the other charges payable by Tenant to Landlord under this Lease.
(e)    Notwithstanding any other provision of this Lease, Landlord may, within 30 days after Tenant’s request for Landlord’s consent to an assignment or subletting, terminate this Lease as to the portion of the Demised Premises proposed to be sublet or assigned, effective on a date to be specified in Landlord’s notice of cancellation.
(f)    No signs or other advertising material shall be placed in, on or about the Demised Premises or the Tract in connection with any assignment or subletting without Landlord’s prior written consent.
§10.02    Effect of Assignment. If this Lease or any interest herein is assigned or otherwise encumbered or if the Demised Premises or any part thereof is sublet or used or occupied by anyone other than Tenant in violation of this Lease, Landlord may nevertheless collect rent and additional rent from the assignee, sublessee, user or occupant and apply the net amount collected to the rent and other sums due under this Lease, and no such collection shall be deemed a waiver of Tenant’s violation of the covenants contained herein, an acceptance of the assignee, subtenant, user or occupant as Tenant hereunder, or constitute a release of Tenant from the performance of the terms and provisions of this Lease.
§10.03    Tenant Entity. If Tenant is a corporation, limited liability company, partnership or other entity, any dissolution, merger, consolidation, sale or other reorganization of such entity, or any pledge, issuance, sale or other transfer of a controlling interest in Tenant or the Lease (whether in a single transaction or cumulatively), shall constitute an assignment of this Lease for all purposes of this Article. The term “controlling interest” means the ownership of interests possessing, or having the right to exercise, more than fifty percent of the voting interests of such entity, whether by direct ownership or indirect ownership through another person or entity, or otherwise having the ability to direct and control the operations of Tenant. This Section shall not apply whenever Tenant is an entity whose voting interests are listed on a recognized security exchange.
ARTICLE 11 - RIGHT OF ACCESS
Landlord and its authorized representatives have the right to enter and remain upon the Demised Premises at all times upon reasonable advance notice for the purpose of inspecting the Demised Premises; showing the Demised Premises; making repairs, additions, improvements and alterations; accessing, installing, maintaining, repairing and replacing utilities, internet, telecommunications and other services; serving or posting notices; curing any default by Tenant; and taking such action as Landlord deems necessary or appropriate. During the progress of any work, Landlord shall exercise reasonable efforts to minimize the disruption of Tenant’s business; provided however that Landlord shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage and Tenant shall not be entitled to any abatement or reduction of rent by reason of the making of repairs, the performance of work, or the taking of such action and the obligations of Tenant under this Lease shall not thereby be affected in any manner. If neither Tenant nor any of Tenant’s employees are present to permit an entry into the Demised Premises, Landlord may nevertheless enter the Demised Premises, using force or otherwise, without being liable therefor and without in any manner affecting Tenant’s obligations under this Lease.
ARTICLE 12 - FIRE OR OTHER CASUALTY
§12.01    Damage By Fire Or Other Casualty. If all or any part of the Demised Premises is damaged by fire or other casualty, Tenant shall give prompt written notice to Landlord and this Lease shall continue in full force and effect except as otherwise set forth in this Article.
§12.02    Partial Destruction. If the Demised Premises are partially damaged by fire or other casualty (a “Casualty”), the damage shall be repaired by and at the expense of Landlord as set forth in Section 12.05. Until such repair has been substantially completed, rent shall be abated proportionately from the day following the casualty according to the part of the Demised Premises which is untenantable.
§12.03    Total Destruction. If the Demised Premises are totally destroyed by a Casualty, then the rent from the day following the Casualty shall totally abate until the date when the Demised Premises has been substantially repaired and restored as set forth in Section 12.05. Landlord shall have the right to terminate the Lease upon 30 days prior written notice at any time following such destruction.
§12.04    Landlord’s Election To Terminate. Notwithstanding any provision of this Lease to the contrary, if (i) the damage to the Demised Premises or the Building resulting from any Casualty requires in excess of 30 days to repair (as determined by Landlord in the exercise of reasonable discretion) or due to the extent of such damage, Landlord elects to demolish the Building, or (ii) the recovered proceeds of Landlord’s insurance (free and clear of the claims of any Mortgagee or holder of a security interest and exclusive of business interruption and rent insurance) is insufficient to pay fully for the cost of repair and restoration of the Demised Premises, the Building and all other damaged property, or (iii) the Demised Premises or the Building is damaged by a Casualty which is not covered by Landlord’s insurance, Landlord may terminate this Lease by giving written notice within 90 days after the date of such Casualty in which case this Lease shall terminate and expire upon the 30th day after such notice is given and Tenant shall vacate and surrender possession of the Demised Premises.
§12.05    Repair By Landlord. If Landlord is required or elects to repair the Demised Premises, then Landlord’s obligation shall be limited to the repair and restoration of the Demised Premises to substantially the same condition that the Demised Premises were in when possession was originally delivered to Tenant. Landlord shall make the repairs as expeditiously as reasonable, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control. Upon completion of such work, Tenant shall, at Tenant’s expense, promptly restore the remainder of the Demised Premises to substantially the same condition as existed prior to the Casualty.
§12.06    “Untenantable” Defined. For purposes of this Article, the term “untenantable” means that the Demised Premises are rendered substantially unusable by Tenant for office use for a period in excess of 5 consecutive business days.
ARTICLE 13 - EMINENT DOMAIN
§13.01    Total Taking. In the event of a taking by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof (which events are collectively referred to as a “Taking”) of the whole of the Demised Premises, then this Lease shall terminate, effective, at the option of Landlord, upon the date title to the Demised Premises vests in the condemning authority or the date when Tenant is required to surrender possession thereof.
§13.02    Partial Taking. In the event of a Taking of a portion of the Demised Premises, then this Lease shall terminate only as to the part taken as of the date Tenant is required to surrender possession thereof and:
(a)    Minimum Rent shall be reduced to that sum which bears the same proportion to the Minimum Rent in effect immediately prior to such Taking as the Rentable Square Footage of the Demised Premises remaining after such Taking bears to the Rentable Square Footage of the Demised Premises preceding such Taking, such reduction to commence as of the date that Tenant is required to surrender possession of the part taken; and
(b)    upon receipt of the compensation awarded or payment made for such Taking (the “Taking Proceeds”): (i) Landlord shall make all necessary repairs or alterations to restore the remaining portion of the Demised Premises to as near its condition as existed upon delivery of possession to Tenant as the circumstances will permit; provided, however, that

Landlord shall not be required to spend for such repairs and alterations any sums in excess of the Taking Proceeds received by Landlord which are attributable to the part of the Demised Premises taken (excluding the proportionate part attributable to the market value of the land taken) less the cost of collecting such compensation or payment.
As used in this Article, Taking Proceeds means that portion of the compensation or payment for such Taking received by Landlord from the condemning authority which is free and clear of all prior claims or collections by the holder of any Mortgage or other security interest.
§13.03    Termination. Notwithstanding any other provision of this Lease to the contrary, Landlord may terminate this Lease upon a Taking of so much of the Building, the Tract or the improvements thereon as to render restoration and repair not feasible in the exercise of Landlord’s business judgment, effective, at the option of Landlord, either upon the date title vests in the condemning authority, or upon the date Landlord is required to deliver possession of the part taken or conveyed.
§13.04    Waiver of Right to Compensation. In the event of any Taking, whether whole or partial, all compensation awarded or payments made for the Taking of the fee and leasehold estate, as damages or otherwise, belong to and are the property of Landlord, except that Tenant may recover from the condemning authority, but not from Landlord, such amounts as may be separately awarded to Tenant for leasehold improvements and fixtures, removal expenses, business dislocation damages and moving expenses.
§13.05    Temporary Taking. Notwithstanding any other provision of this Article, in the event of a Taking only of the right to possession of the Demised Premises for a fixed period of time or for the duration of an emergency or other temporary condition, then this Lease shall continue in full force and effect without any abatement of Minimum Rent or Additional Rent, but the amounts payable by the condemnor for any period of time prior to the expiration or termination of this Lease shall be paid to Landlord and the condemnor shall be considered a subtenant of Tenant. If the condemnor pays in monthly installments, Landlord shall apply the amount of such installments toward the amount of Minimum Rent and Additional Rent due from Tenant for that period and Tenant shall pay to Landlord any deficiency, while Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.
ARTICLE 14 - SUBORDINATION AND ATTORNMENT
§14.01    Subordination and Attornment. This Lease and all of Tenant’s rights hereunder are, and shall at all times be, automatically subject and subordinate to any lease or other arrangement or right to possession under which Landlord is in control of the Demised Premises, to the rights of the owner of the Tract, to all rights of Landlord’s landlord or other party through or by whom Landlord’s interest is derived, and to the lien, terms and conditions of all Mortgages that now exist or that may hereafter affect or be placed upon the Demised Premises, the Building, the Tract or any part thereof or interest therein (including, without limitation, any leasehold interest of Landlord, if Landlord shall now or at any time hereafter hold its interest in the Tract as lessee under any lease) and to all advances made upon the security of any such instrument or lien and to any interest accruing thereon, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. If the holder of any Mortgage (herein referred to as a “Mortgagee”) or if the purchaser at any foreclosure sale or under a power of sale contained in any Mortgage shall, at its sole option, so request, Tenant will attorn to and recognize such Mortgagee or purchaser as Landlord under this Lease for the remaining balance of the term of this Lease, and subject to all the covenants and provisions contained herein. Tenant shall, from time to time, upon written request, execute, acknowledge and deliver, without charge, such further instruments of subordination and attornment as may be requested.
§14.02    Failure to Execute Instruments. Tenant does hereby make, constitute and appoint Landlord as Tenant’s attorney-in-fact with full power to execute and deliver in the name of Tenant any instrument referred to in this Article. This power of attorney is given as security, coupled with an interest, and is irrevocable. Landlord agrees not to execute or deliver any instrument under such power of attorney unless Tenant fails to execute and deliver such instrument within ten (10) days after request.
§14.03    Mortgage Defined. As used in this Lease, the term “Mortgage” refers to any mortgage, deed of trust, or other device to secure repayment of a loan and all renewals, replacements, modifications, consolidations or extensions of the same.
§14.04    Mortgagee Protection. If a Mortgagee succeeds to Landlord’s interest under this Lease, the Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord); (b) bound by any Rent or Additional Rent or advance rent which Tenant has paid for more than the current month to any prior lessor (including Landlord), and all such Rent shall remain due and owing notwithstanding such advance payment; (c) bound by any security or advance rental deposit which is not actually delivered or paid to the Mortgagee; (d) bound by any termination, amendment, extension or modification of this Lease made without the Mortgagee’s consent and written approval, except for those terminations, amendments, extensions and modifications permitted to be made by Landlord without the Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and the Mortgagee; (e) subject to any defenses which Tenant may have against any prior lessor (including Landlord); and (f) subject to any offsets against any prior lessor (including Landlord) except for those offset rights which are expressly provided for in this Lease, which relate to periods of time following the Mortgagee’s succession to Landlord’s interest, and Tenant has provided written notice to the Mortgagee and provided the Mortgagee with a reasonable opportunity to cure the event giving rise to such offset right. A Mortgagee of Landlord shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building or Tract. Nothing in this Lease shall require the Mortgagee to apply the proceeds of any loan in any particular manner and Tenant’s agreements in this Section shall not be impaired or modified by any modification of the documents evidencing and securing any loan given by Landlord to Mortgagee.
ARTICLE 15 - ESTOPPEL CERTIFICATE
Tenant shall, at any time and from time to time, within ten (10) days after written request, execute, acknowledge and deliver a written instrument in recordable form: (1) ratifying this Lease; (2) confirming the Possession Date, the Rent Commencement Date and the expiration date of the term; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except by such writings as shall be stated therein and attached thereto; (4) certifying that to the best knowledge of the signer of such certificate, all conditions and agreements in this Lease to be satisfied or performed by Landlord have been satisfied and performed (except as shall be stated) and certifying that Landlord is not in default under this Lease and that there are no defenses or offsets against the enforcement of this Lease by Landlord (or stating the defaults and/or defenses claimed); (5) certifying the amount of advance rent, if any, paid by Tenant and the date to which rent has been paid; (6) certifying the amount of the Security Deposit; and (7) certifying any other information that may be reasonably requested (the “Estoppel Certificate”). If Tenant fails to return the Estoppel Certificate within ten (10) days after written request, an Event of Default by Tenant has occurred. Tenant agrees that any such statement may be relied upon by any actual or prospective purchaser or Mortgagee of the Tract or any interest therein, and by any assignee of Landlord’s interest in this Lease or any part thereof.
ARTICLE 16 - INDEMNIFICATION AND WAIVER OF CLAIM
§16.01    Indemnification. Tenant shall indemnify and hold Landlord and its agents, servants and employees harmless from and against any and all claims, actions, lawsuits, damages, judgments, cost, liability and expense (including but not limited to reasonable attorneys’ fees and expenses): (i) for loss of life, personal injury or damage to property arising from, related to, or in connection with Tenant’s occupancy or use of the Demised Premises, the Building, the Common Areas or the Tract, or resulting wholly or in part from any act or omission of any contractor, subcontractor, invitee, agent, servant or employee of Tenant; or (ii) resulting from Tenant’s failure to keep, observe or perform any of the covenants, agreements, terms, provisions or conditions of this Lease on its part to be kept, observed or performed (collectively, an “Indemnity Obligation”). If Landlord or Agent are made a party to any litigation involving an Indemnity Obligation, then Tenant shall indemnify, defend and hold Landlord and Agent harmless from and against all claims asserted in that litigation and shall pay all cost, expense and reasonable attorneys’ fees incurred or paid by Landlord or Agent in connection therewith. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease.
§16.02    Waiver Of Claims. Landlord shall not be liable for, and Tenant hereby releases, waives and discharges Landlord and its agents, servants, and employees from, any and all claims for injury or damage to persons, property or business sustained by Tenant or others, whether by casualty, accident, theft, fire, or other occurrence, condition or event in or upon the Demised Premises, the Building, the Tract or any part thereof, including but not limited to any such claims resulting from:
(1)    any latent defect in or failure of any improvement, equipment, machinery, utilities, facilities, appliances or apparatus in the Building or on the Tract, including, without limitation plumbing, heating, air conditioning, electrical wiring, stairs, railings, walks, drains, sewers, pipes or tanks;

(2)    the presence, leakage or discharge of water, snow or ice from the roof, sprinklers, equipment, plumbing or any other portion of the Building or the Tenant;
(3)    broken glass, explosion or collapse; and
(4)    any act or omission of other tenants or occupants of the Building or the Tract.
Tenant expressly acknowledges and agrees that the waivers contained in this Section pertain to all matters existing before as well as after the execution of the Lease and the commencement of the term. Tenant agrees that in the event of loss or damage to Tenant’s property, regardless of the cause or origin, Tenant shall look solely to its insurance, if any, for recovery.
§16.03    Waiver of Subrogation. The parties hereby waive, release and discharge all rights of recovery against each other and their principals, agents, servants or employees by way of subrogation with respect to any damage or destruction to property regardless of the cause or origin. The parties further agree to obtain all policies of property insurance with a clause or endorsement waiving the insurer’s right of subrogation without prejudice to the right of recovery thereunder.
ARTICLE 17 - ADDITIONAL COVENANTS OF TENANT
§17.01    Additional Covenants of Tenant. Tenant shall, at its sole cost and expense:
(a)    take such action as may be necessary to prevent its employees, agents, customers and invitees from loitering within the Building, the Tract or the Common Areas or using same for other than the intended purpose or in violation of this Lease or any other rules and regulations promulgated by Landlord.
(b)    peaceably deliver and surrender possession of the Demised Premises and all improvements thereon or therein at the expiration or earlier termination of this Lease in the same condition and repair in which they are required to be kept by Tenant, reasonable wear and tear excepted.
(c)    promptly notify Landlord if any agent, servant, worker, employee or invitee is injured on the Demised Premises or the Tract.
§17.02    Covenants Concerning Certain Acts. Tenant shall not at any time during the term of this Lease:
(a)    do, permit or allow anything in, upon or about the Building, the Demised Premises or the Tract which will expose or subject Landlord to any liability or responsibility for injury or damage to any person or property by reason of any activity being conducted by Tenant;
(b)    erect, construct or place any structure, building, improvement, sign, advertising device, obstruction or thing of any type or kind in or upon the Common Areas; solicit business or hold demonstrations in the parking areas or other Common Areas or post or distribute any hand bills or other advertising matter to, in, or upon any automobiles parked in the parking area or in any other Common Areas;
(c)    use, store, treat, dispose of, discharge, release, emit or otherwise handle any matter or thing in, on or about the Demised Premises, the Building or the Tract which is regulated by any environmental law, except for routine office cleaning supplies which are used in ordinary quantities, in the safe and intended manner, and in compliance with all applicable laws.
(d)    permit undue accumulations of garbage, trash, rubbish and other refuse or cause or permit objectionable fumes, odors or vapors to emanate or be dispelled from the Demised Premises;
(e)    overload any floor in the Demised Premises, or use or operate any property, equipment, apparatus or other device that is harmful to the Building or that transmits vibrations or noise beyond the confines of the Demised Premises;
(f)    use the plumbing facilities in the Building for any purpose other than that for which they were constructed or dispose of any damaging or injurious substance therein;
(g)    place or allow any sign, lettering or advertising matter on, or paint or decorate any part of, the exterior of the Demised Premises, any exterior window or door of the Demised Premises, or any part of the interior of the Demised Premises which is visible from the exterior.
(h)    perform any acts or carry on any practices which will injure or damage the Demised Premises, the Building or the Tract or which interfere with, annoy or constitute a nuisance or menace to other tenants.
ARTICLE 18 - DEFAULT BY TENANT
Each of the following shall constitute an Event of Default by Tenant under this Lease:
(a)    The failure to pay Minimum Rent, Excess Real Estate Taxes, Excess Operating Costs, Additional Rent, or any other sum of money when due and such failure continues for a period of five (5) days after written notice; provided, however, that Landlord shall not be required to give such notice more than two times in any calendar year;
(b)    An unpermitted assignment or other transfer of this Lease or any interest therein, or an unpermitted subletting or transfer of all or any part of the Demised Premises;
(c)    The commencement by or against Tenant, or any guarantor of Tenant’s obligations under this Lease (“Guarantor”), of any voluntary or involuntary bankruptcy, insolvency, receivership or similar proceedings under any state or federal law and, in the event of any involuntary proceeding, such proceeding is not terminated or discharged within thirty (30) days after commencement;

(d)    An assignment for the benefit of creditors by Tenant or Guarantor, the appointment of a receiver for all or substantially all of the assets of Tenant or Guarantor, or the insolvency of Tenant or Guarantor;
(e)    A levy or execution upon or against Tenant or Guarantor or any of its or their assets whether or not located upon or at the Demised Premises;
(f)    the use of the Demised Premises for a use or purpose other than the Permitted Use and such conduct continues for a period of three (3) business days after Tenant’s receipt of written notice;
(g)    Tenant fails to comply with or breaches any provision of this Lease pertaining to the Building or the Common Areas and that conduct continues for a period of five (5) days after Tenant’s receipt of written notice;
(h)    Tenant acts or fails to act in any manner which materially interferes with other tenants or occupants of the Building or The Neshaminy Interplex, which creates a risk of imminent bodily injury or death, or which creates a risk of substantial damage to property and that conduct or failure to act continues for a period of two (2) days after Tenant’s receipt of written notice;
(i)    Tenant acts or fails to act in a manner which constitutes a nuisance or which interferes with the occupancy, use or enjoyment of premises leased by other tenants or occupants of the Building or The Neshaminy Interplex and such actions or omissions continue for a period of two (2) business days after Tenant’s receipt of written notice;
(j)    the use of the Demised Premises or the Common Areas in violation of any applicable law, ordinance, code, rule or regulation and such conduct, omission or use continues for a period of two (2) business days after written notice; and
(k)    except where a shorter period of time is specified elsewhere in this Lease, the failure to comply with any other provision of this Lease and that failure continues for a period of twenty (20) days after written notice; provided, however, that if, despite due diligence, such failure cannot be cured within this twenty (20) day period, Tenant shall have an additional ten (10) days to cure such failure so long as Tenant has promptly commenced and is diligently pursuing the correction of such default.
ARTICLE 19 - REMEDIES OF LANDLORD
§19.01    Remedies. In the event of an Event of Default by Tenant, Landlord shall have each and all of the following remedies, which may be exercised separately, independently and concurrently, in addition to all other rights and remedies now or hereafter existing at law or in equity:
(a)    to accelerate the whole or any part of the Minimum Rent, Additional Rent and all other charges, payments, costs and expenses agreed to be paid by Tenant which sums if so accelerated (the “Accelerated Rent”) shall, in addition to any and all monetary obligations of Tenant already due and payable and in arrears, be deemed to be immediately due and payable as if, by the terms and provisions of this Lease, such accelerated sums were immediately due and payable in advance. Excess Real Estate Taxes and Excess Operating Costs for each year of acceleration shall be calculated based upon the amounts payable by Tenant during the year immediately preceding the Event of Default. Accelerated Rent shall be reduced to present value at the discount rate of the Federal Reserve Bank of New York in effect at the time of acceleration.
(b)    to enter the Demised Premises and proceed to distress and sale of the goods and personal property there found, by public or private sale, and to levy all sums of money due from Tenant under this Lease. Tenant shall pay all fees and costs for making the levy and conducting the sale. Tenant hereby authorizes and consents to the sale of any goods, personal property or merchandise distrained or levied upon for rent at any time after 5 days from such distraint or levy, without any appraisement, condemnation or requirement for further notice. Tenant further expressly waives the benefit of all laws now or hereafter made regarding any limitation on the manner in which distress, levy or sale is made and on the goods, personal property or other merchandise that may be subject to or exempt from such distress, levy or sale.
(c)    to enter and repossess the Demised Premises and remove all persons and property therefrom, by action at law or otherwise, without being liable to indictment, prosecution or damages therefor. Upon recovering possession of the Demised Premises, Landlord may, at Landlord’s option, either (i) terminate this Lease, or (ii) make such alterations and repairs as may be necessary or appropriate in order to relet all or part of the Demised Premises upon such terms and conditions as Landlord may determine in its sole discretion. All rents received by Landlord from such reletting shall be applied to the payment of all sums due under this Lease in such order as Landlord may determine in its sole discretion. Tenant shall pay any deficiency resulting from such reletting. No re-entry, taking possession of the Demised Premises, making of alterations and/or improvements thereto, or reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such termination is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.
(d)    to terminate this Lease and the term hereby created without any right on the part of Tenant to redeem, to waive the forfeiture by payment of any sum due or by performance of any condition, term or covenant broken, or to cure the Event of Default.
(e)    to bring an action for damages and other losses resulting from such Event of Default, including all costs and expenses incurred by Landlord in connection with the Event of Default.
(f)    to cure such default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for all sums paid and costs incurred (including reasonable attorney’s fees) in curing such default, plus interest at the Involuntary Rate from the date such payments were made or costs incurred by Landlord.

(g)    to confess judgment as set forth in Section 19.02.
§19.02    Confession of Judgment.
THE FOLLOWING PROVISIONS SET FORTH REMEDIES OF CONFESSION OF JUDGMENT AGAINST TENANT AND IN FAVOR OF LANDLORD. IN CONFERRING UPON LANDLORD THESE REMEDIES OF CONFESSION OF JUDGMENT, TENANT ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL OR HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL IN THE NEGOTIATION OF THIS LEASE AND THAT IT HAS FREELY, VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED THE RIGHT TO PRIOR NOTICE AND A HEARING BEFORE THE ENTRY OF ANY CONFESSED JUDGMENT.
(a)    Intentionally omitted.
(b)    Judgment In Ejectment For Possession. Upon the occurrence of an Event of Default and/or upon the expiration or earlier termination of this Lease, Tenant hereby authorizes any Prothonotary, Clerk or attorney of any court of record to appear as attorney for Tenant, and for all persons claiming by, through or under Tenant, and to bring an action at law or in equity to obtain possession of the Demised Premises and to eject Tenant, and all persons claiming by, through and under Tenant, and therein to confess judgment in ejectment for recovery by Landlord of possession of the Demised Premises, for which this Lease shall be sufficient warrant. If for any reason after such action has been commenced, it shall be discontinued and possession of the Demised Premises shall remain in or be restored to Tenant, Landlord shall have the right for the same default or for any subsequent default, and upon and after the expiration or earlier termination of this Lease, to bring one or more further actions to confess judgment in ejectment for the recovery of possession of the Demised Premises as aforesaid, and to eject Tenant, and all persons claiming by, through, or under Tenant, from the Demised Premises.
(c)    In any action or proceeding to confess judgment for possession, Landlord shall file in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease is filed in such action, it shall not be necessary to file the original as a warrant of attorney, notwithstanding any rule of court, custom or practice to the contrary.
(d)    Tenant waives, to the fullest extent permitted by law, any requirement that the warrant of attorney or power of attorney to confess judgment be acknowledged before a notary public or other individual authorized by law to take acknowledgements and agrees that the confession of judgment remedies granted to Landlord remain valid and enforceable even without such acknowledgement.

§19.03    Equitable Relief. In the event of a breach or threatened breach by Tenant of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity notwithstanding any of the remedies conferred herein.
§19.04    Remedies Cumulative. No right or remedy conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy but each shall be cumulative, may be exercised separately or concurrently, and are in addition to every other right or remedy given in this Lease or now or hereafter existing at law, in equity, or by statute.
§19.05    Landlord’s Attorney’s Fees And Costs. Tenant hereby covenants and agrees to pay the reasonable attorneys’, engineers’ and architects’ fees, costs and expenses of Landlord and Agent, together with all other costs and expenses incurred by Landlord or Agent, in connection with (a) enforcing, protecting or preserving any of Landlord’s rights and remedies under this Lease, at law or in equity; and (b) any Event of Default by Tenant.
§19.06    Adequacy Of Notice. Except for the notice required by this Lease, Tenant hereby waives the benefit of any and all notices and demands which may be required by law (including, but not limited to, the Landlord and Tenant Act of 1951, as amended) in connection with the exercise of Landlord’s remedies as a result of any Event of Default. Tenant expressly acknowledges and agrees that the form, manner and time of issuing notice as set forth in this Lease is sufficient and acceptable notice.
ARTICLE 20 - DEFAULT BY LANDLORD
Landlord shall not be in default of any of its obligations in this Lease unless and until Landlord has failed to begin to perform such obligation within thirty (30) days after written notice from Tenant which properly specifies how Landlord has failed to perform any such obligation and Landlord shall have failed to proceed thereafter with reasonable diligence to complete such performance.
ARTICLE 21 - NON LIABILITY OF AGENT
Tenant agrees that Agent is acting only as the disclosed agent for Landlord only in connection with this Lease and that Agent shall not in any event be held liable to Tenant for the fulfillment or nonfulfillment of any of the terms or conditions of this Lease. Any waiver of Landlord’s liability in this Lease, including the waiver of subrogation rights, shall apply with equal force and effect to Agent and its agents, servants and employees.
ARTICLE 22 - ADDITIONAL LEASE PROVISIONS
§22.01    Waiver of Jury Trial. Both Landlord and Tenant agree to and do hereby waive trial by jury in any action, proceeding or counter-claim brought under or in connection with this Lease.

§22.02    Rules and Regulations. Landlord may from time to time establish, modify and enforce reasonable rules and regulations applicable to the Building, the Common Areas, the Demised Premises and the Tract, and may amend and supplement such rules and regulations. Tenant and its employees, agents, visitors, invitees and licensees shall strictly comply with and faithfully observe all such rules and regulations. The Rules and Regulations attached to this Lease are incorporated herein by reference. In case of any conflict or inconsistency between this Lease and any rules and regulations adopted by Landlord, the provisions of this Lease shall control.
§22.03    Quiet Enjoyment. Upon timely payment by Tenant of the rents and other sums required to be paid by Tenant and upon the observance and performance by Tenant of all of the covenants, agreements, terms and conditions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term hereby demised subject, nevertheless, to the terms, provisions and conditions of this Lease, to all other agreements, conditions, restrictions and encumbrances of record, to all Mortgages, and to all underlying leases of record to which this Lease, is or may become subject and subordinate.
§22.04    Entire Lease. This Lease and the Exhibits attached hereto and forming a part hereof set forth all of the promises, agreements, conditions and understandings between Landlord and Tenant relating to the Demised Premises and the demise, and there are no promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than those herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.
§22.05    Succession And Binding Effect.
(a)    Subject to the limitations set forth in this Section, this Lease is binding on the parties and their respective heirs, personal representatives, successors and assigns. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing or is otherwise expressly permitted under this Lease. If there is more than one Tenant: (i) each shall be bound jointly and severally by the terms, covenants and agreements of this Lease; and (ii) any notice required or permitted by the terms of this Lease may be given to any one thereof, and shall have the same force and effect as if given to all. The term “Landlord” includes any subsequent owner of the Demised Premises, the Building or the Tract, as well as their respective successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as if it had originally signed this Lease as Landlord.
(b)    Notwithstanding any other provision of this Lease: (i) Landlord shall have no personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord’s obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Tract for the satisfaction of Tenant’s remedies, and (ii) Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord’s equity interest in the Tract. Upon a sale or other transfer of Landlord’s interest in the Demised Premises or the Building, Landlord shall be released of all further liability and Tenant shall look solely to Landlord’s successor-in-interest as Landlord under this Lease.
(c)    Landlord shall have the right at any time and from time to time to replace Agent or to designate any other agent in connection with this Lease.
§22.06    Captions. The captions, headings, articles, sections and subsections are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect, define or limit its meaning, construction or effect.
§22.07    Force Majeure. In the event that either party is delayed, hindered in, or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of, or under the control of, the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this section do not apply to a violation by Tenant of the No Labor Conflict Requirement and shall not excuse Tenant from the prompt payment of Minimum Rent, Additional Rent or any other payments required by the terms of this Lease.
§22.08    Brokers. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Demised Premises or this transaction with any broker, agent, finder or other intermediary other than the Broker listed in the Basic Lease Provisions and that no other broker, agent, finder or intermediary brought the Demised Premises to Tenant’s attention for lease. In the event that any agent, broker, finder or intermediary other than Broker claims to have submitted the Demised Premises or any other space to Tenant, to have induced Tenant to lease the Demised Premises, or to have taken part in any dealings, negotiations or consultations with respect to the Demised Premises or this transaction, Tenant shall be responsible for and shall indemnify, defend and save Landlord and Agent harmless from and against any and all costs, fees (including without limitation, attorney’s fees), expenses, liabilities and claims resulting therefrom.
§22.09    Notices; Payment of Rent.
(a)    All monetary payments shall be sent or delivered to Landlord at Landlord’s Address or to such other address as Landlord may designate.
(b)    All notices and other communications required or permitted under this Lease (“Notice”) shall be in writing and given to the parties at their respective Addresses set forth in the Basic Lease Provisions or to such other address as Landlord or Tenant may designate by written notice in compliance with this Section. All such Notices shall be sent by certified mail, return receipt requested, postage prepaid or by an overnight delivery service maintaining signed delivery receipts. Notices are effective upon receipt or upon refusal of receipt at the notice address.

(c)    Any Notice to be given by Landlord may be given on Landlord’s behalf by Agent and when so given shall have the same force and effect as if given by Landlord.
§22.10    Effect of Submission. The submission of this Lease to Tenant in draft form shall have no binding force or effect, shall not constitute an option for the leasing of the Demised Premises, nor confer any rights or impose any obligations upon either party. The submission of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant shall similarly have no binding force and effect unless and until Landlord has executed this Lease and returned a copy to Tenant.
§22.11    Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
§22.12    Construction. If any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which shall render it valid. Printed, hand-written or typewritten parts of this Lease shall be given equal effect.
§22.13    Waiver, Custom And Usage. Notwithstanding any action or omission by Landlord or any law, usage or custom to the contrary, Landlord shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with their terms. The failure of Landlord to strictly enforce its rights under this Lease shall not be construed as a waiver or modification of any provision of this Lease or as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing, signed by Landlord and specifically refers to the provision being waived, and any such waiver is expressly limited to the provision so waived. Landlord’s acceptance of rent or any other payment shall not be deemed to be a waiver of any breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular amount so accepted. Landlord’s failure or refusal to enforce any rule, regulation or provision of any other lease against any other tenant or occupant of the Building or Tract shall not constitute a waiver of or otherwise affect Landlord’s right to enforce such provisions against Tenant; shall not constitute an actual or constructive eviction, in whole or in part; shall not entitle Tenant to any abatement or diminution of rent; shall not relieve Tenant from any of its obligations under this Lease; and shall not impose any liability upon Landlord or Agent.
§22.14    Interest And Late Charge. Any Minimum Rent or Additional Rent which is not paid when due shall bear interest on the unpaid portion at the lesser of (i) the highest rate allowed by law, or (ii) the prime rate as published in the Wall Street Journal plus 4%. In addition, Tenant shall pay a late charge of 5% of the amount of the payment which is overdue. Tenant shall reimburse Landlord for all bank charges incurred for any of Tenant’s payments which are returned to Landlord because of insufficient funds or other reasons.

§22.15    Financial Reports. Within ten days after written request following an Event of Default and upon execution of a confidentiality agreement (acceptable to the parties in their reasonable discretion) governing the terms and conditions of disclosure of Tenant’s non-public, material or proprietary information, Tenant shall furnish to Landlord true and correct copies of its most recent audited financial statements or, if unaudited, such other financial statements as prepared by an independent certified public accountant, or if not independently prepared, Tenant’s internally prepared financial statements. If Tenant is publicly traded, Tenant may satisfy its obligations under this section by providing Tenant’s most recent annual and quarterly reports. Tenant agrees to discuss its financial statements with Landlord. Landlord will not disclose any confidential information contained in Tenant’s financial reports except to Landlord’s mortgagee, to prospective mortgagees or purchasers, in litigation between Landlord and Tenant, or as required by court order.
§22.16    Recording. Tenant shall not record this Lease without the prior written consent of Landlord which may be withheld by Landlord in its sole discretion. Any recording or attempted recording of this Lease shall constitute a material and irrevocable default of this Lease.
§22.17    Effect Of Statement Submitted By Landlord. Tenant’s failure to object to any statement, invoice or billing from Landlord within a period of thirty (30) days of receipt shall constitute Tenant’s acquiescence and acceptance thereof.
§22.18    Cure by Mortgagee. If any Mortgagee sends to Tenant written notice of the existence of its Mortgage, then Tenant shall, so long as such Mortgage is in existence, be required to give to such Mortgagee the same notice and opportunity to correct any default as is required to be given to Landlord under this Lease, but such notice of default may be given by Tenant to Landlord and such Mortgagee concurrently.
§22.19    Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than that required by this Lease shall be deemed to be other than on account of the earliest payment due, nor shall any endorsement, notation or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due or pursue any other remedy provided for in this Lease or available at law or in equity.
§22.20    Authority. Each party warrants that it is authorized to enter into this Lease, that the person signing on its behalf is duly authorized to execute this Lease, and that no other signatures or approvals are necessary.
§22.21    Time Of The Essence. Time is of the essence for all provisions of this Lease.
§22.22    Counterparts/Facsimile Signature. This Lease may be executed in counterparts with the same effect as if all parties and signatories had signed the same document at the same time. All counterparts may be consolidated, shall be construed together, and shall constitute one document. The parties agree to accept facsimile signatures as originals; a party supplying a facsimile signature shall supply the original signature upon request.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease under seal on the Lease Date.

NESHAMINY INTERPLEX, LLC, by and through its agent, Korman Commercial Properties, Inc.

By:
Name: Title:

SEMRUSH INC.

By:
Name: Title:

EXHIBIT “A”
RULES AND REGULATIONS
Tenant shall comply with the following rules and regulations unless Landlord otherwise agrees in writing:
1.    The sidewalks, lobbies, corridors, passages and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to the Demised Premises. Landlord shall in all cases retain the right to control or prevent access of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building or any tenants or occupants thereof.
2.    The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purpose other than that for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left by Tenant in the lobbies, passages, elevators or stairways. All damage resulting from any misuse shall be borne by the tenant who, or whose servants, agents, employees, visitors or licensees, cause such damage.
3.    No sign, lettering, insignia, advertisement or notice shall be inscribed, painted, installed or placed on any windows, window spaces, office doors or any other part of the outside or inside of the Demised Premises or the Building. Building standard signs at the suite entrance in design and form approved by Landlord shall be installed by Landlord at Landlord’s expense.
4.    Tenant shall not alter, change, replace or re-key any lock and shall not place additional locks upon any doors and shall surrender all keys for all locks at the expiration or earlier termination of the Lease.
5.    Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed. Tenant shall not use, keep or permit in the Building any matter having an offensive odor, nor any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No birds, fish or other animals shall be brought into or kept in or about the Demised Premises.
6.    Tenant shall store all of its trash and garbage within the Demised Premises. No material shall be placed in trash receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. In order that the Demised Premises may be kept in a good state of preservation and cleanliness, Tenant shall permit only Landlord’s employees and contractors to clean the Demised Premises. Landlord shall not be responsible for any damage done to furniture or other property of Tenant or others by any of Landlord’s employees or any other person, or for any loss of any kind in or from the Demised Premises, however occurring. Tenant shall assure that the windows are closed and the doors securely locked before leaving the Demised Premises each day.
7.    If Tenant desires to install signaling, telegraphic, telephonic, internet, telecommunications, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and terminate the transmission of excessive or dangerous current of electricity into or through the Building or the Demised Premises and to require the changing of wiring connections or layout at Tenant’s expense to the extent that Landlord may deem necessary. All wires installed by Tenant must be clearly tagged at the distributing boards, junction boxes and anywhere else required by Landlord, with the number of the office to which the wires lead, the purpose for which the wires are used, and the name of the person or entity operating and maintaining same.
8.    A directory on a bulletin board on the ground floor shall be provided by Landlord on which the name of Tenant shall be placed and any other names of occupants of the Building approved by Landlord.
9.    Landlord retains the right to prescribe the method, manner and times in which furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, or brought in or taken out of the Building.
10.    No holes shall be drilled (with the exception of nail holes) into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for the running of fans, motors or other devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Demised Premises; nor shall Tenant use any other method of heating, air-conditioning or cooling than that provided by Landlord. Telephones, switchboards, internet, telecommunications, telephone and other wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without Landlord’s prior written consent.
11.    In buildings which have keyed locks, Landlord will provide Tenant with keys for access to the Building after normal business hours. Normal business hours are defined as Monday through Friday from 8:00 a.m. to 5:00 p.m. except on legal holidays. Landlord may, in its discretion, require Tenant to return the keys to the Building in order to institute an alternative security system. Landlord may promulgate additional regulations with regard to access to the Building with key punch or card security systems. Tenant shall not prop open any doors to the Building. An appropriate charge for lost keys will be made and Tenant shall be liable for jeopardizing the security of the Building by reason of lost keys and/or by leaving doors open or unlocked. In the event keys are lost, Landlord reserves the right to change locks or otherwise to secure the Demised Premises, at Tenant’s expense, and Tenant shall be responsible for any and all results of its failure to maintain its keys in a safe and secure fashion or for unlocking and leaving unlocked in any position the doors providing access to the Building. Notwithstanding that Tenant will be allowed access to the Building after normal business hours, Landlord shall not be obligated to provide any services pursuant to this Lease (including but not limited to heat and air conditioning) after normal business hours. Landlord shall, in no case, be responsible for the admission or exclusion of any person, in case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty. Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.
12.    The use of rooms as sleeping quarters is prohibited at all times.
13.    No cooking is allowed by Tenant or any other occupant except that use of microwave ovens and UL-approved equipment for brewing coffee, tea, hot chocolate and similar beverages is permitted for personal consumption on the Demised Premises, provided that such use complies with all applicable laws, ordinances, rules and regulations.
14.    Landlord shall have the right, exercisable upon written notice and without liability to any tenant, to change the name and street address of the Building.
15.    Canvassing, pedaling, soliciting and distributing handbills or any other written materials in the Building or on the Tract is prohibited.
16.    Tenant shall not conduct itself, or permit its agents, servants, employees and invitees to conduct themselves, in a manner that is inconsistent with the character of the Building as a first-class quality office building or that will impair the comfort and convenience of other tenants in the Building.
17.    Except for service animals which are acceptable to Landlord it its reasonable discretion (such as guide dogs for the blind), no pets, animals or livestock are permitted.

EXHIBIT “B”
TENANT IMPROVEMENTS AND BUILDING STANDARDS
1.    Tenant Improvements.
(a)    Prior to the Possession Date, Landlord shall perform the work to the Demised Premises which is shown on Exhibit “C” together with the following additional work (collectively, the “Tenant Improvements”): building standard carpet and paint throughout the Demised Premises in a color of Tenant’s choice plus vinyl composition tile in the kitchen area. The Tenant Improvements do not include any workstations, cubicles, furniture, equipment or other personal property that may be shown or depicted on Exhibit “C”.
(b)    Tenant acknowledges and agrees that certain work to the Demised Premises may be performed by Landlord after possession has been delivered, such as, but not necessarily limited to, fire alarm and life safety work. Landlord shall exercise reasonable efforts to complete this work at a time and in a manner which does not unreasonably interfere with Tenant’s use of the Demised Premises, but the performance of this work after possession has been delivered shall not entitle Tenant to an abatement, offset or reduction in Minimum Rent or the other sums due under this Lease.
(c)    Except as otherwise set forth in Exhibit “C”, the Tenant Improvements shall conform to the following building standards:
(1)    Partition: Partitions shall be constructed of one-half (1/2″) inch drywall mounted on metal studs.
(2)    Interior Doors: Interior doors shall be 3’ 0″ X 6’ 8 flush solid core, set in hollow metal frame.
(3)    Ceiling: The ceiling shall be 2’ X 4’ “T” bar system with five-eighths (5/8″) inch Class A celotex title.
(4)    Floor: Floor covering shall be building standard carpeting with jute backing, direct glue-down installation.
(5)    Electric: Electric duplex outlets shall be 110 volt, 15 amp installed in accordance with the plan. Single pole light switches shall be installed in accordance with the plan. Recessed fluorescent light fixture shall be 2’ x 4’ prismatic lenses, t-8 32 watt bulbs.
(6)    HVAC: Ceiling diffusers shall be provided as required in accordance with ASHRAE design standards.
2.    Completion Of Tenant Improvements. The Tenant Improvements shall be completed by Landlord at its sole cost and expense, in a good and workmanlike manner, and in compliance with all applicable laws, codes, ordinances, rules and regulations. Landlord shall exercise reasonable efforts to substantially complete the Tenant Improvements within thirty (30) days of receipt of all permits, licenses and approvals required for the Tenant Improvements. If specified materials are not available or cannot be obtained within a reasonable time, Landlord may substitute materials of substantially the same or better quality and shall notify Tenant of such substitution. Any changes by Tenant to the Tenant Improvements are subject to Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) and shall be performed at Tenant’s sole cost and expense.
3.    Sign. Landlord shall provide an initial Suite identification and building lobby sign for Tenant at Landlord’s expense consistent with Landlord’s building standard sign criteria. Any changes in signage shall be subject to Landlord’s reasonable approval, shall comply with building standard sign criteria, and shall be made at Tenant’s expense.
4.    Tenant Plans And Specifications. Landlord’s approval of any plans or specifications submitted by Tenant (the “Tenant Plans and Specifications”) does not create any representation or warranty as to the design, sufficiency, adequacy or functionality of those Plans and Specifications or their compliance with applicable laws, ordinances, rules and regulations (collectively, the “Laws”). Landlord shall not be liable for, and Tenant shall indemnify, defend and hold Landlord harmless from and against, any claims, causes of action, liabilities, cost and expense resulting from the design, sufficiency, adequacy or functionality of the Tenant Plans and Specifications or their compliance with Laws.

EXHIBIT “C” - FLOOR PLAN OF DEMISED PREMISES

1 A-1 OFFICE PLAN
SCALE: 1/8" = 1'-0"

2 A-1 REFLECTED CEILING PLAN
SCALE: 1/8" = 1'-0"

DOOR SCHEDULE & NOTES

3 A-1 ELEVATION OF MILLWORK
SCALE: 1/4" = 1'-0"

4 A-1 SECTION OF ACCESSIBLE SINK
SCALE: 1/2" = 1'-0"

5 A-1 ELEVATION OF TACTILE-BRAILLE SIGN
SCALE: 1/2" = 1'-0"

PARTITION LEGEND

ELECTRICAL LEGEND & NOTES

GENERAL NOTES

GENERAL CONTRACTOR NOTES

DEMOLITION NOTES

LIFE SAFETY LEGEND

CODE ANALYSIS

KEY PLAN

SEM RUSH, INC.
SEVEN NESHAMINY INTERPLEX
SECOND FLOOR - SUITE 200
NESHAMINY, PA 19053
KORMAN COMMERCIAL PROPERTIES

DATE: 02-18-14
SCALE: 1/8" = 1'-0"
PROJECT NO.:
DRAWN BY: JWW

REVISIONS

NO.	DATE	DESCRIPTION

POLEK SCHWARTZ
ARCHITECTS
1160 West Swedesford Road Suite 140 Berwyn, PA 19312

DRAWING TITLE: ARCHITECTURAL FLOOR PLANS

A-1

EXHIBIT “D” – TENANT’S FORM W-9

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Other (see instructions) ▶

Exemptions (see instructions):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ - ☐☐ - ☐☐☐☐

Employer identification number
☐☐ - ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

EXHIBIT “E” – TRACT

EXHIBIT “F” – LEASE CERTIFICATE
_________________________ (“Landlord”) and ___________________ (“Tenant”) hereby certify that the following information is true and correct in connection with that certain ________________________ dated _____________ (the “Lease”) for the premises located at ________________________ (the “Premises”):
1.    Landlord has satisfactorily completed all tenant improvements and other work (if any) required to be performed prior to delivery of possession of the Premises to Tenant, and possession of the Premises was delivered to Tenant on ___________________. The Stub Period (if any) as defined in Section ______ of the Lease runs from ______________ to _________________.
2.    Tenant’s obligation to pay Minimum Rent under the Lease began on ______________________. The current monthly Minimum Rent is $ ______________. Minimum Rent for the Stub Period (if any) is ___________________.
3.    Landlord is currently holding a security deposit pursuant to the Lease of $____________.
4.    The term of the Lease expires on ________________. Tenant has the following extension options (if any) under the Lease: __________________________.
IN WITNESS WHEREOF and intending to be legally bound, Landlord and Tenant have signed this Lease Certificate on ______________.
Insert signature blocks

VERIFICATION OF NO RETAIL INSTALLMENT SALE,
ANNUAL INCOME, NON-MILITARY SERVICE
AND BUSINESS TRANSACTION
The undersigned hereby verifies that the following facts are true and correct:
1.    This lease agreement is not a retail installment sale.
2.    Tenant’s annual income exceeds $10,000.00.
3.    Tenant is not in the military service of the United States, nor any State or Territory thereof or its allies as defined in the Soldiers’ and Sailors’ Civil Relief Act of 1940 and the amendments thereto.
4.    This lease is a business transaction and for business purposes.
I verify that the above statements are true and correct. I understand that false statements made herein are subject to the penalties of 18 Pa. C.S.A. 4904 relating to unsworn falsification to authorities.

SEMRUSH INC.

By:
Name: Title:
1

FIRST AMENDMENT
TO
LEASE AGREEMENT
BETWEEN
NESHAMINY INTERPLEX, LLC
as Landlord
AND
SEMRUSH, INC.
as Tenant
Seven Neshaminy Interplex

BASIC INFORMATION

Date:	March 2017

Landlord:	Neshaminy Interplex, LLC

Tenant:	SEMRush, Inc.

Building:	Building Seven (7)

Amendment	Tenant currently lists space in Buildings Seven (7) and Eight (8). Tenant will surrender rented space in Building Eight to the Landlord in exchange for the right to rent additional space in Building Seven (7) from the Landlord.

Premises:	Suite 301 and Suite 315

Rentable Area	Additional space from amendment: 13,232 sqft; total space in Building Seven: 16,251 sqft

Proportionate Area	27.81%

Scheduled Delivery Date:	Expansion Date is June 1, 2017

Rent Commencement Date:	September 1, 2017

Expiration Date:	August 31, 2020

Base Rent:	Time Period	Monthly Minimum Rent
	6/1/2017 - 8/31/2018	$26,300.08
	9/1/2018 - 8/31/2019	$26,977.21
	9/1/2019 - 8/31/2020	$27,654.33

Security Deposit:	$15,179.61

Base Year:	2017

Permitted Use of Premises:	Office space.

Tenant’s Address for Notices:	From and after Commencement Date: SEMRUSH , INC. Seven Neshaminy Interplex Trevose, Bucks County, PA

Broker:	Kyle Ruffing, GOLA

Exhibits and Schedules	Exhibit A: Floor Plan Exhibit B: Building Rules

TENANT	LANDLORD

SEMRUSH, INC.	NESHAMINY INTERPLEX, LLC

Table of Contents
Page

1.	Recitals/Defined Terms	1

2.	Expansion Of Demised Premises	1

3.	Landlord’s Work	2

4.	Surrender Of Original Premises	2

5.	Extension of Term	3

6.	Minimum Rent	3

7.	Additional Security Deposit	3

8.	Confession of Judgment	3

9.	Broker	4

10.	Ratification	4

11.	Entire Agreement	4

12.	Binding Effect	4

13.	Counterparts/Signatures	4
-i-

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made on March _______, 2017 by and between NESHAMINY INTERPLEX, LLC (“Landlord”), by and through its agent, Korman Commercial Properties, Inc., and SEMRUSH, INC. (“Tenant”).
R E C I T A L S:
WHEREAS, Landlord and Tenant are parties to that certain Office Lease Agreement dated March 31, 2016 (the “Building Seven Lease”) pursuant to which Tenant leases from Landlord certain premises containing approximately 3,019 rentable square feet located at Suite 315, Seven Neshaminy Interplex in Trevose, Bucks County, Pennsylvania (the “Building Seven Premises”); and
WHEREAS, Landlord and Tenant are also parties to that certain Office Lease Agreement dated April 29, 2013, as amended (the “Building Eight Lease”), pursuant to which Tenant leases from Landlord certain premises containing approximately 6,361 rentable square feet located at Suite 207, Eight Neshaminy Interplex in Trevose, Bucks County, Pennsylvania (the “Building Eight Premises”); and
WHEREAS, Tenant currently leases from Landlord approximately 9,380 rentable square feet pursuant to the Building Seven Lease and the Building Eight Lease and Tenant desires to lease from Landlord an additional 6,871 rentable square feet by surrendering the Building Eight Premises and its interest in the Building Eight Lease prior to the expiration date of the Building Eight Lease and leasing additional space in Building Seven pursuant to the Building Seven Lease and this Amendment; and
WHEREAS, the Building Seven Lease expires on August 31, 2017, and Landlord and Tenant desire to amend and extend the Building Seven Lease upon the terms and conditions set forth in this Amendment.
NOW, THEREFORE, intending to be legally bound, Landlord and Tenant agree as follows:
1.Recitals/Defined Terms. The foregoing Recitals are true, correct and incorporated herein by reference. Capitalized terms which are not otherwise defined in this Amendment shall have the meaning given to them in the Building Seven Lease.
2.Expansion Of Demised Premises. Beginning on the “Expansion Date” (as hereafter defined in Section 3(c) of this Amendment):
(a)Landlord leases to Tenant, and Tenant rents from Landlord, the additional premises containing approximately 13,232 rentable square feet which is shown on the attached Exhibit A (the “Additional Premises”) and the Additional Premises shall thereafter be included in the term “Demised Premises” for all purposes under the Building Seven Lease, as amended by this Amendment;

(b)the Demised Premises (including the Additional Premises) contains a total of 16,251 rentable square feet;
(c)Tenant’s Proportionate Area shall be 27.81%;
(d)the Base Tax Year and the Base Operating Cost Year shall be 2017;
(e)the Building Seven Premises (including the Additional Premises) shall be known as Suite 301; and
(f)Tenant may hang, within the interior of the Demised Premises only and in a manner which does not cause permanent damage, its branding posters (the “Posters”). The Posters shall not be hung or attached to the exterior of the Demised Premises, to any exterior door or exterior glass of the Demised Premises or to any window of the Demised Premises.
3.Landlord’s Work.
(a)Prior to the Expansion Date, Landlord shall perform, at its sole cost and expense and in compliance with all applicable laws, the work shown on Exhibit “A” (“Landlord’s Work”). Landlord’s Work includes painting and carpeting, in a color of Tenant’s choice using building standard materials (except as otherwise shown on Exhibit A), of: (1) the Additional Premises; and (2) only those portions of Suite 315 that have been disturbed as a result of Landlord’s Work therein. Landlord’s Work does not include any workstations, cubicles, furniture, equipment or other personal property that may be shown or depicted on Exhibit “A”.
(b)Tenant acknowledges and agrees that the performance of Landlord’s Work may result in some interference with Tenant’s ability to use and enjoy the Building Seven Premises, but Landlord will exercise reasonable efforts to complete Landlord’s Work in a time and manner to minimize such interference. Tenant also acknowledges and agrees that certain work to the Building Seven Premises may be performed by Landlord after possession of the Additional Premises has been delivered, such as, but not necessarily limited to, fire alarm and life safety work. Landlord shall exercise reasonable efforts to complete this work at a time and in a manner which does not unreasonably interfere with Tenant’s use of the Building Seven Premises, but the performance of this work after possession has been delivered shall not entitle Tenant to an abatement, offset or reduction in Minimum Rent or the other sums due under this Lease.
(c)The Expansion Date is June 1, 2017. Landlord is not responsible if the Expansion Date is delayed because of Tenant’s actions or omissions.
4.Surrender Of Original Premises.
(a)Within three (3) days after the Expansion Date, Tenant shall surrender possession of the Building Eight Premises in broom clean condition, with all of Tenant’s furniture, equipment, personal property and other contents removed, and otherwise in the
2

condition required by the Building Eight Lease. Tenant is solely responsible for moving the furniture currently located in the Building Eight Premises to the Building Seven Premises.
(b)Tenant shall continue to pay all sums due under the Building Eight Lease for the Building Eight Premises until possession of the Building Eight Premises is surrendered to Landlord as required by the Building Eight Lease and this Amendment (the “Surrender Date”). Upon such surrender, the Building Eight Lease shall terminate and the parties shall have no further liability under the Building Eight Lease except for: (1) all sums due from Tenant under the Building Eight Lease for the Building Eight Premises prior to the Surrender Date and for reconciliation of electric charges and prorata charges under the Building Eight Lease prior to the Surrender Date (even if billed to Tenant after the Surrender Date but for the period prior to the Surrender Date); and (2) the “Surviving Liabilities” which means all liabilities, obligations and duties arising out of claims by persons or entities other than Landlord or Tenant (for example, but without limitation, claims for bodily injury or property damage by third parties).
5.Extension of Term. The term of the Building Seven Lease for the Building Seven Premises (including the Additional Premises) is extended for a period of three (3) years from and including September 1, 2017 through August 31, 2020 (the “First Extension Term”). Tenant acknowledges that it has no further right to extend the term of the Building Seven Lease beyond the First Extension Term.
6.Minimum Rent. Beginning on the Expansion Date and in addition to all other sums due under the Building Seven Lease, as amended by this Amendment, and in lieu of the Minimum Rent set forth in Basic Lease Provision 12 of the Building Seven Lease, Tenant shall pay Monthly Minimum Rent for the Demised Premises (including the Additional Premises) for the balance of the initial term of the Building Seven Lease and for the First Extension Term as follows:

Time Period	Monthly Minimum Rent
6/1/2017 – 8/31/2018	$26,300.08
9/1/2018 – 8/31/2019	$26,977.21
9/1/2019 – 8/31/2020	$27,654.33
Plus electric
7.Additional Security Deposit.    Landlord is currently holding a Security Deposit of $10,336.63 under the Building Eight Lease and a Security Deposit of $4,842.98 under the Building Seven Lease, for a total combined Security Deposit of $15,179.61 (the “Combined Security Deposit”). The Combined Security Deposit shall continue to be held by Landlord as the Security Deposit pursuant to Section 3.05 of the Building Seven Lease.
8.Confession of Judgment.
(a)THIS SECTION GRANTS TO LANDLORD CERTAIN RIGHTS TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION. IN GRANTING THESE
3

RIGHTS TO LANDLORD, TENANT ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL (OR HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL) IN THE NEGOTIATION OF THIS AMENDMENT AND THAT IT HAS FREELY, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED THE RIGHT TO PRIOR NOTICE AND A HEARING BEFORE THE ENTRY OF ANY CONFESSED JUDGMENT. Tenant: (1) consents to and agrees to be bound by the right of Landlord to confess judgment in ejectment for possession set forth in Article 19 of the Building Seven Lease, which provisions are incorporated by reference as if fully set forth herein, and hereby grants to Landlord the warrants of attorney set forth therein; and (2) further acknowledges and agrees that the right to confess judgment in ejectment for possession applies with full force and effect to the Additional Premises.
(b)Tenant waives, to the fullest extent permitted by law, any requirement that the warrant of attorney or power of attorney to confess judgment be acknowledged before a notary public or other individual authorized by law to take acknowledgements and agrees that the confession of judgment remedies granted to Landlord remain valid and enforceable even without such acknowledgement.
9.Broker. Tenant represents and warrants to Landlord that it has not hired or retained, and has had no dealings with, any broker, realtor, agent, finder or similar person or entity in connection with this Amendment other than Kyle Ruffing of GOLA (“Broker”). Tenant shall be solely responsible for, and shall indemnify, defend and hold harmless Landlord from and against, all claims, demands, debts, liabilities, judgments, costs and expenses (including reasonable attorney’s fees) asserted by any person or entity other than Broker claiming entitlement to a broker’s fee, finder’s fee, commission, compensation or other fee in connection with this Amendment.
10.Ratification. Except as expressly modified by this Amendment, all other terms and provisions of the Building Seven Lease are unchanged, are hereby ratified and confirmed, and remain in full force and effect.
11.Entire Agreement. The Building Seven Lease and this Amendment set forth the entire agreement and understanding between the parties regarding the Building Seven Premises. No party has made any promises, representations or warranties which are not expressly set forth therein or herein. The Building Seven Lease and this Amendment can only be amended in a writing signed by Landlord and Tenant.
12.Binding Effect. This Amendment is binding upon the parties and their successors and assigns.
13.Counterparts/Signatures. This Amendment may be executed in counterparts. The parties agree to accept facsimile, electronic and scanned signatures as originals; a party supplying a facsimile, electronic or scanned signature shall supply the original signature upon request.
4

IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment as of the date first set forth above.

NESHAMINY INTERPLEX, LLC, by and through its agent, Korman Commercial Properties, Inc.

By:
Name: Title:

SEMRUSH INC.

By:
Name: Title:
5

EXHIBIT “A”

PARTITION LEGEND

DEMOLITION NOTES

PROGRESS SET
NOT FOR CONSTRUCTION

KEY PLAN

SEMRUSH, INC.
RENOVATION & EXPANSION
NESHAMINY INTERPLEX - BLDG. SIX
FLOOR THREE - TREVOSE, PA 19053
KORMAN COMMERCIAL PROPERTIES

POLEK SCHWARTZ
ARCHITECTS

D-1

TENANT EXPANSION SPACE
EXISTING TENANT SPACE
PROGRESS SET
NOT FOR CONSTRUCTION
KEY PLAN
FINISHES

A-4

POLEK SCHWARTZ
ARCHITECTS

SEMRUSH, INC.
RENOVATION & EXPANSION
NESHAMINY INTERPLEX · BLDG. SEVEN
FLOOR THREE · TREVOSE, PA 19053
KORMAN COMMERCIAL PROPERTIES

SECOND AMENDMENT
TO
LEASE AGREEMENT
BETWEEN
NESHAMINY INTERPLEX, LLC
as Landlord
AND
SEMRUSH, INC.
as Tenant
Seven Neshaminy Interplex

BASIC INFORMATION

Date:	September 2020

Landlord:	Neshaminy Interplex, LLC

Tenant:	SEMRush, Inc.

Building:	Building Seven (7)

Amendment:	Extension of term for a period of two (2) years from and including September 1, 2020 through August 31, 2022

Premises:	Suite 301 and Suite 315

Rentable Area	Total space in Building Seven: 16,251 sqft

Proportionate Area	27.81%

Scheduled Delivery Date:	Expansion Date is June 1, 2017

Rent Commencement Date:	September 1, 2020

Expiration Date:	August 31, 2022

Base Rent:
Time Period	Monthly Minimum Rent
9/1/2020 – 8/31/2022	$27,654.33

Security Deposit:	$15,179.61 (carried over)

Base Year:	2017

Permitted Use of Premises:	Office space.

Tenant’s Address for Notices:	From and after Commencement Date:

SEMRUSH , INC.

Seven Neshaminy Interplex

Trevose, Buck County, PA

Broker:	Kyle Ruffing, GOLA

Exhibits and Schedules:	Exhibit A: Floor Plan
Exhibit B: Building Rules

TENANT	LANDLORD

SEMRUSH, INC.	NESHAMINY INTERPLEX, LLC

TABLE OF CONTENTS

		Pages
1.	Recitals/Defined Terms	1
2.	Extension of Term	1
3.	Minimum Rent	1
4.	Variable Operating Costs	1
5.	Broker	1
6.	Ratification	1
7.	Additional Security Deposit	1
8.	Confessional of Judgement	1
9.	Broker	1
10.	Ratification	1
11	Entire Agreement	1
12.	Binding Effect	1
13.	Counterparts/Signatures	1

SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is made on _____________________, 2020 by and between NESHAMINY INTERPLEX, LLC (“Landlord”), by and through its agent, Korman Commercial Properties, Inc., and SEMRUSH, INC. (“Tenant”).
R E C I T A L S:
WHEREAS, Landlord and Tenant are parties to that certain Office Lease Agreement dated March 31, 2016 (the “Lease Agreement”), as amended by that certain First Amendment To Lease dated March 29, 2017 (the “First Amendment”), pursuant to which Tenant leases from Landlord certain premises containing approximately 16,251 rentable square feet located at Suite 301, Seven Neshaminy Interplex in Trevose, Bucks County, Pennsylvania. The Lease Agreement and the First Amendment are collectively referred to as the “Lease”; and
WHEREAS, the Lease expires on August 31, 2020 and the parties desire to amend and extend the Lease upon the terms and conditions set forth in this Amendment.
NOW, THEREFORE, intending to be legally bound, the parties agree as follows:
1.Recitals/Defined Terms. The foregoing Recitals are true, correct and incorporated herein by reference. Capitalized terms which are not otherwise defined in this Amendment have the meaning given to them in the Lease.
2.Extension of Term. The term of the Lease is extended for a period of two (2) years from and including September 1, 2020 through August 31, 2022 (the “Second Extension Term”). Tenant accepts possession of the Demised Premises during the Second Extension Term in “AS IS” and “WHERE IS” condition without any work by Landlord. Tenant acknowledges that it has no further right to extend the term of the Lease beyond the Second Extension Term.
3.Minimum Rent. In addition to all other sums due under the Lease, as modified by this Amendment, Tenant shall pay Minimum Rent during the Second Extension Term as follows:

Time Period	Monthly Minimum Rent
9/1/2020 – 8/31/2022	$27,654.33
Plus electric
4.Variable Operating Costs. For the Base Year and any later calendar year or partial calendar year in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants or in which Landlord is providing services to less than ninety-five percent (95%) of the rentable area of the Building, Variable Operating Costs for such period shall be increased to the amount which would have been incurred had ninety-five percent (95%) of the rentable area of the Building been occupied or had Landlord been providing services to ninety-five percent (95%) of the rentable area of the Building. “Variable Operating Costs” means any costs and expenses included in the definition of Operating Costs, the amount of which varies with the level of occupancy in the Building.
5.Broker. Tenant represents and warrants to Landlord that it has not hired or retained, and has had no dealings with, any broker, realtor, agent, finder or similar person or entity in connection with this Amendment. Tenant shall be solely responsible for, and shall indemnify, defend and hold harmless Landlord from and against, all claims, demands, debts, liabilities, judgments, costs and expenses (including reasonable attorney’s fees) asserted by any person or entity claiming entitlement to a broker’s fee, finder’s fee, commission, compensation or other fee in connection with this Amendment.
6.Ratification. Except as expressly modified by this Amendment, all other terms and provisions of the Lease are unchanged. Tenant ratifies and confirms its obligations under and the terms of the Lease, including the confession of judgment remedies granted to Landlord, and represents and warrants to Landlord that Tenant has no claims, counterclaims, setoffs or defenses against Landlord arising out of the Lease. The parties represent and warrant to each other that, as of the date of this Amendment: (a) the Lease is in full force and effect; and (b) neither party is in default of the Lease beyond the applicable notice and cure period, if any.
7.Entire Agreement. The Lease and this Amendment set forth the entire agreement and understanding between the parties. No party has made any promises, representations or warranties which are not expressly set forth therein or herein. The Lease and this Amendment can only be amended in a writing signed by Landlord and Tenant.
8.Binding Effect. This Amendment is binding upon the parties and their successors and assigns.
9.Counterparts/Signatures. This Amendment may be executed in counterparts. The parties agree to accept facsimile, electronic and scanned signatures as originals; a party supplying a facsimile, electronic or scanned signature shall supply the original signature upon request.
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IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first set forth above.

NESHAMINY INTERPLEX, LLC, by and through its agent, Korman Commercial Properties, Inc.

By:
Name: Alison Korman
Title: President

SEMRUSH, INC.

By:
Name:
Title:
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